NATIONAL DATA CORPORATION
EXHIBIT 2
FORM 8-K













                    STOCK PURCHASE AGREEMENT


                             AMONG


            BLUE CROSS AND BLUE SHIELD OF VIRGINIA,


                 CONSOLIDATED HEALTHCARE, INC.


                              AND


                   NATIONAL DATA CORPORATION





                        December 5, 1996

                       TABLE OF CONTENTS

                                                             PAGE

                      ARTICLE I - DEFINITIONS

     1.1  Definitions                                           2

              ARTICLE II - PURCHASE AND SALE OF SHARES

     2.1  Purchase and Sale of Shares                           9
     2.2  Purchase Price                                        9
     2.3  Adjustment to the Purchase Price                      9


 ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER AND TRIGON

     3.1  Organization of Seller                               13
     3.2  Authority Relative to this Agreement                 13
     3.3  Organization and Qualification of Company            13
     3.4  Subsidiaries                                         14
     3.5  Capitalization; Validity of Shares                   15
     3.6  No Violation                                         17
     3.7  Consents and Approvals                               18
     3.8  Compliance with Law                                  18
     3.9  Licenses and Permits                                 18
     3.10 Financial Statements                                 19
     3.11 Absence of Change                                    20
     3.12 Tax Matters                                          22
     3.13 Labor and Employment Matters                         24
     3.14 Litigation                                           25
     3.15 Assets                                               25
     3.16 Leases                                               26
     3.17 Material Contracts                                   26
     3.18 Intellectual Property                                29
     3.19 Insurance                                            30
     3.20 Employee Benefit Plans                               31
     3.21 Finders                                              34
     3.22 Representations as to Trigon Matters                 35

        ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER

     4.1  Organization; Authority Relative to this Agreement   37
     4.2  No Conflict                                          37
     4.3  Consents and Approvals                               38
     4.4  Litigation                                           38
     4.5  Investment Representation                            39
     4.6  Finders                                              39
     4.7  No Reliance                                          39

                 ARTICLE V - ADDITIONAL AGREEMENTS

     5.1  Conduct of Business of the Company                   39
     5.2  Forbearance by the Company                           41
     5.3  Investigation of Business and Properties             44
     5.4  Confidentiality                                      45
     5.5  Subsequent Events                                    47
     5.6  HSR Filings                                          47
     5.7  Expenses                                             48
     5.8  Public Announcements                                 48
     5.9  Efforts to Consummate                                49
     5.10 Pre-Closing Affiliate Transactions                   49
     5.11 Further Assurances                                   50
     5.12 Preparation of Financial Statements                  50
     5.13 No Solicitation                                      51
     5.14 Veritus Service Agreement                            51


            ARTICLE VI - EMPLOYEES AND EMPLOYEE MATTERS

     6.1  Company Employees                                    52
     6.2  Employee Incentive Plans                             52
     6.3  Administration                                       53
     6.4  Severance Plan                                       54


                     ARTICLE VII - TAX MATTERS

     7.1  Allocation of Tax Liability                          55
     7.2  Returns and Payments.                                57
     7.3  Cooperation and Exchange of Information.             59
     7.4  Tax Sharing Indemnification.                         60
     7.5  Method of Asserting Tax Claims                       61
     7.6  Section 338(h)(10) Election; Allocation of Purchase Price     62


         ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF BUYER

     8.1  Representations and Warranties                       64
     8.2  Performance of this Agreement                        65
     8.3  Corporate Authorization                              65
     8.4  Consents and Approvals                               65
     8.5  Injunction, Litigation, etc.                         65
     8.6  Legislation                                          66
     8.7  Resignations                                         66
     8.8  Opinion of Counsel of Seller                         66
     8.9  Expiration of HSR Waiting Period                     66
     8.10 Related Agreements                                   66
     8.11 Release of Intercompany Obligations                  66

          ARTICLE IX - CONDITIONS TO OBLIGATIONS OF SELLER

     9.1  Representations and Warranties                       67
     9.2  Performance of this Agreement                        67
     9.3  Corporate Authorization                              68
     9.4  Injunction, Litigation, etc.                         68
     9.5  Legislation                                          68
     9.6  Opinion of Counsel for Buyer                         68
     9.7  Expiration of HSR Waiting Period                     69


                        ARTICLE X - CLOSING

     10.1 Time and Place of Closing                            69
     10.2 Deliveries by Seller                                 69
     10.3 Deliveries by Buyer                                  70

                    ARTICLE XI - INDEMNIFICATION

     11.1 Indemnification by Seller and Trigon                 71
     11.2 Indemnification by Buyer                             72
     11.3 Third Party Claims                                   72
     11.4 Limitations on Indemnification                       75
     11.5 Survival; Investigation                              77
     11.6 Tax Benefits; Insurance Proceeds                     77
     11.7 Tax Characterization                                 78

          ARTICLE XII - TERMINATION, AMENDMENT AND WAIVER

     12.1 Termination                                          78
     12.2 Effect of Termination                                78
     12.3 Amendment                                            79
     12.4 Extension; Waiver                                    79


                 ARTICLE XIII - GENERAL PROVISIONS

     13.1 Notices                                              79
     13.2 Governing Law                                        81
     13.3 Headings                                             81
     13.4 Counterparts                                         81
     13.5 Miscellaneous                                        81
     13.6 Severability                                         81

SCHEDULES

     1.1       -    Certain Persons With Knowledge
     3.4       -    Subsidiaries
     3.5       -    Capitalization
     3.6       -    Violations
     3.7       -    Consents and Approvals
     3.8       -    Compliance with Laws
     3.9       -    Licenses and Permits
     3.10      -    Financial Statements
     3.11      -    Absence of Change
     3.12      -    Tax Matters
     3.13      -    Labor and Employment Matters
     3.14      -    Litigation
     3.15      -    Personal Property
     3.16      -    Leases
     3.17      -    Material Contracts
     3.18      -    Intellectual Property
     3.19      -    Insurance
     3.20      -    Employee Benefit Plans
     6.1       -    Company Employees
     6.4(a)    -    Severance Payments for Certain Individuals
     6.4(b)    -    Chicago Consolidation Terminated Employees
     6.4(c)    -    Severance Plan


EXHIBITS

Exhibit A      -     Waiver  of  the First Right  of  Refusal  by
               Veritus Inc. under the Veritus Service Agreement
Exhibit B -    EDI Open Network Service Agreement
Exhibit C -    Noncompetition Agreement
Exhibit D -    Sublease
Exhibit E -    Transition Services Agreement
Exhibit F -    Opinion of Counsel to Seller
Exhibit G -    Opinion of Counsel to Buyer

                    STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of

December  5,  1996, is made among BLUE CROSS AND BLUE  SHIELD  OF

VIRGINIA,  a  Virginia corporation doing business as Trigon  Blue

Cross  Blue Shield ("Trigon"), CONSOLIDATED HEALTHCARE,  INC.,  a

Virginia  corporation  and a wholly-owned  subsidiary  of  Trigon

("Seller"), and NATIONAL DATA CORPORATION, a Delaware corporation

("Buyer").


                          INTRODUCTION


     A.    Seller  owns  all  of the 100 issued  and  outstanding

shares   (the  "Company  Shares")  of  common  stock  of   Health

Communication   Services,  Inc.,  a  Virginia  corporation   (the

"Company"),  and one share of the issued and outstanding  capital stock  of  Health Communication Services (Bermuda) Ltd. (together with the Company Shares, the "Shares").

     B.    Seller  desires to sell and Buyer desires to  purchase

the Shares on the terms and for the consideration hereinafter set forth.

     C.    Seller  has obtained from Veritus Inc. a waiver  of  a

right  of first refusal in favor of Veritus Inc. with respect  to certain provider contracts in western Pennsylvania, which  waiver is attached hereto as Exhibit A (the "Waiver").

     NOW,  THEREFORE, in consideration of the foregoing  and  the representations, warranties and agreements herein contained,  the parties hereto agree as follows:

                           ARTICLE I
                          DEFINITIONS




     I.1  Definitions.  The following terms, as used herein, have the following meanings:

     "Acceptance  Notice" has the meaning set  forth  in  Section

2.3.

     "Acquisition  Proposal"  has  the  meaning  set   forth   in

Section 5.13.

     "Adjusted Working Capital" shall mean (a) all current assets of  the  Company  and  its Subsidiaries on a  consolidated  basis

(excluding for purposes of this calculation (i) cash,  (ii)  cash equivalents,  (iii) accounts receivable of the  Company  and  its

Subsidiaries greater than sixty (60) days past due and  (iv)  all

receivables   or  other  amounts  with  respect  to  Intercompany

Obligations owed to the Company or its Subsidiaries by Trigon and its  Affiliates) less (b) all liabilities of the Company and  its

Subsidiaries on a consolidated basis (excluding for  purposes  of this  calculation  (i)  all liabilities  or  other  amounts  with respect  to Intercompany Obligations owed by the Company and  its

Subsidiaries  to Trigon and its Affiliates and (ii)  current  and deferred  income  taxes  attributable to periods  ending  on  the

Closing  Date),  each  as  would be reflected  on  the  financial statements  of the Company and its Subsidiaries on a consolidated basis  prepared at any relevant time, as such terms are  used  in conformity with generally accepted accounting principles  applied on a basis consistent with the basis on which the Audited Company

Financial Statements have been prepared.

     "Adjusted  Working  Capital Schedule" has  the  meaning  set forth in Section 2.3.

     "Affiliate"  of  a  Person means a Person who,  directly  or indirectly  through one or more intermediaries,  controls  or  is controlled by, or is under common control with, such Person.

     "Audited  Company Financial Statements" has the meaning  set forth in Section 3.10.

     "Chicago  Consolidation"  means the  reorganization  of  the

Company's   Chicago,   Illinois   operations,   which    includes

substantial  reductions  of its work force  located  in  Chicago,

offers  to  relocate  a  number  of  employees  from  Chicago  to

Richmond,  Virginia  and  moving  certain  personal  property  to

Richmond, which reorganization has been disclosed to Buyer and is intended to be completed by January 2, 1997.

     "Closing" has the meaning set forth in Section 10.1.

     "Closing Date" has the meaning set forth in Section 10.1.

     "Closing Date Adjusted Working Capital" has the meaning  set forth in Section 2.3.

     "Closing  Date Balance Sheet" has the meaning set  forth  in

Section 2.3.

     "CMC Dispute" has the meaning set forth in Section 5.1.

     "Confidentiality   Agreement"  means   the   Confidentiality

Agreement dated October 3, 1996 between Trigon and Buyer.

     "COBRA" has the meaning set forth in Section 3.20.

     "Company" has the meaning set forth in the Introduction.

     "Company   Employees"   has  the  meaning   set   forth   in

Section 6.1.

     "Company   Information"  has  the  meaning  set   forth   in

Section 5.4.

     "Company   Shares"  has  the  meaning  set  forth   in   the

Introduction.

     "CPA Firm" has the meaning set forth in Section 2.3.

     "Deductible Amount" shall mean $1,540,000.

     "DOL" has the meaning set forth in Section 3.20.

     "EDI  Open Network Service Agreement" means the EDI  Network

Service Agreement between Trigon and the Company, as amended,  in the form of attached Exhibit B.

     "Encumbrances"  means  liens, mortgages,  charges,  security interests and other defects in title generally considered  to  be encumbrances.

     "ERISA" means the Employee Retirement Income Security Act of

1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 3.20.

     "Environmental  Laws"  means any federal,  state,  or  local statute, law, rule, regulation, ordinance, decree, agreement,  or order  now or hereafter enacted or promulgated or issued  by  any governmental body, agency, or authority relating to environmental pollution or protection of the environment or employee health and

safety,   including,   without  limitation,   the   Comprehensive

Environmental Recovery Compensation and Liability Act, 42  U.S.C.

9601  et  seq. ("CERCLA"), the Resource Conservation and Recovery

Act, 42 U.S.C. 6901 et seq. ("RCRA"), and the Hazardous Materials

Transportation Act, 49 U.S.C. Sec. 1802, each as amended, and  rules and regulations promulgated thereunder.

     "Evaluation   Material"  has  the  meaning  set   forth   in

Section 5.4.

     "401(k) Plan" has the meaning set forth in Section 3.20.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements

Act of 1976, as amended.

     "Incentive Plans" has the meaning set forth in Section 3.20.

     "Intellectual  Property"  has  the  meaning  set  forth   in

Section 3.18.

     "Intercompany  Obligations" means all accounts,  liabilities and obligations, as shown on the general ledgers of Trigon or the

Company and its Subsidiaries as of any relevant date, of (a)  the

Company and its Subsidiaries, on the one hand, to Trigon and  its

Affiliates,  on  the  other  hand,  or  (b)  of  Trigon  and  its

Affiliates, on the one hand, to the Company and its Subsidiaries,

on   the   other   hand;  provided,  however,  that  Intercompany

Obligations   shall   exclude  any   accounts,   liabilities   or

obligations between the Company and its Subsidiaries  or  arising out  of  any  of  the  EDI  Open Network Service  Agreement,  the

Sublease or the Transition Services Agreement.

     "Internal Revenue Code" means the Internal Revenue  Code  of

1986, as amended.

     "Interim  Unaudited  Company Financial Statements"  has  the

meaning set forth in Section 3.10.

     "Leases" has the meaning set forth in Section 3.16.

     "Legal    Action"   has   the   meaning   set    forth    in

Subsection 11.3(ii).

     "Licenses  and  Permits"  has  the  meaning  set  forth   in

Section 3.9.

     "Losses" has the meaning set forth in Section 11.1.

     "Material Adverse Effect" means a material adverse effect on

the   assets,  financial  condition,  business  or   results   of

operations of the Company and its Subsidiaries taken as a whole.

     "Material   Contracts"  has  the  meaning   set   forth   in

Section 3.17.

     "Non-Competition   Agreement"  means   the   Non-Competition

Agreement  between  Trigon and Buyer  in  the  form  of  attached

Exhibit C.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension    Plans"   has   the   meaning   set   forth    in

Section 3.20(a).

     "Permitted  Encumbrances"  means  (i)  statutory  liens  for current  taxes  or  assessments not  yet  due  or  payable;  (ii)

mechanics',  carriers', workers', repairers'  and  other  similar liens  arising  or  incurred in the ordinary course  of  business relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries; (iii) purchase money  security  interests or other Encumbrances created  in  the ordinary  course of business and (iv) such other Encumbrances  as are  not material in amount or character, individually or in  the aggregate, to the operations of the Company and its Subsidiaries,

taken as a whole.

     "Person"  means an individual, a corporation, a partnership,

an  association,  a labor union, a trust or any other  entity  or

organization,  including  without  limitation  a  government,   a

governmental  body,  a  political subdivision  or  an  agency  or instrumentality thereof.

     "Purchase Price" has the meaning set forth in Section 2.2.

     "Related Agreements" means (i) the EDI Open Network  Service

Agreement,(ii)   the   Non-Competition   Agreement,   (iii)   the

Transition Services Agreement and (iv) the Sublease.

     "Restoration Plan" has the meaning set forth in Section 6.2.

     "Review Period" has the meaning set forth in Section 2.3.

     "Section  338(h)(10) Election" has the meaning set forth  in

Section 7.6.

     "SERP" has the meaning set forth in Section 6.2.

     "Settlement  Period" has the meaning set  forth  in  Section

2.3.

     "Shares" has the meaning set forth in the Introduction.

     "Sublease"  means  the  Sublease  of  certain  office  space between Trigon, as sublessee,  and the Company, as sublessor,  in the form of attached Exhibit D.

     "Subsidiary"  with respect to any party to  this  Agreement,

means  any corporation or other business entity, whether  or  not incorporated,  of  which  at  least  50%  of  the  securities  or interests having, by their terms, ordinary voting power to  elect members  of  the Board of Directors, or other persons  performing similar  functions with respect to such entity, is held  directly or indirectly by such party.

     "Survival Date" has the meaning set forth in Section 11.5.

     "Tax"  or "Taxes" means all taxes, charges, fees, levies  or other assessments, including, without limitation, income, excise,

property,  sales  and  franchise taxes,  imposed  by  the  United

States,  or  any  state, county, local or foreign  government  or subdivision  or  agency  thereof,  and  including  any  interest,

penalties or additions attributable thereto.

     "Tax Indemnitee" has the meaning set forth in Section 7.5.

     "Tax Indemnitor" has the meaning set forth in Section 7.5.

     "to  the  knowledge of Seller" means to the actual knowledge of those persons listed on Schedule 1.1.

     "Transition   Services  Agreement"  means   the   Transition

Services Agreement between Trigon and the Company in the form  of attached  Exhibit E.

     "Trigon  Information" has the meaning set forth  in  Section

5.4.

     "Valuation Report" has the meaning set forth in Section 2.3.

     "Veritus Service Agreement" shall mean that certain  Service

Agreement  dated  as  of December 31, 1993  by  and  between  the

Company  and  Veritus Inc., a Pennsylvania non-profit corporation doing business as Blue Cross of Western Pennsylvania.

     "Waiver" has the meaning set forth in the Introduction.

     "Welfare  Plans" has  the  meaning  set  forth  in  Section

3.20(a).


                           ARTICLE II
                  PURCHASE AND SALE OF SHARES




      II.1 Purchase and Sale of Shares.  Subject to the terms and conditions  of this Agreement, at the Closing, Seller  agrees  to sell  the Shares to Buyer and Buyer agrees to purchase the Shares from Seller for the consideration hereinafter set forth.

     II.2  Purchase Price. Subject to adjustment as set forth  in

Section  2.3,  the aggregate consideration to  be  paid  for  the

Shares  (the  "Purchase  Price") shall be  $77,000,000.   At  the

Closing,  Buyer will pay Seller the Purchase Price in the  manner hereinafter set forth in Article X.

     II.3 Adjustment to the Purchase Price.

     As  promptly as practical, but in no event more  than  sixty

(60) days after the Closing, Trigon shall prepare and deliver  to

Buyer  a balance sheet of the Company as of the close of business on  (i) December 31, 1996, if the Closing Date occurs on December

31,  1996  through and including January 10, 1997  and  (ii)  the

Closing  Date if the Closing Date occurs on or after January  11,

1997 (the "Closing Date Balance Sheet"), prepared in conformity with generally accepted accounting principles applied on a basis consistent with the basis on which the Audited Company  Financial

Statements  have  been prepared, except that the  effect  of  the

Company's  adoption  of  FAS  121 shall  not  be  reflected.   In

addition, Trigon shall prepare and deliver to Buyer a schedule of the Adjusted Working Capital of the Company as of the date of the

Closing  Date  Balance Sheet and derived from  the  Closing  Date

Balance  Sheet  (the "Adjusted Working Capital Schedule"),  which shall  reflect  Trigon's  computation  of  the  Adjusted  Working

Capital  as  of  such  date (the "Closing Date  Adjusted  Working

Capital").   Buyer  shall  grant Trigon and  its  representatives

reasonable  access during normal business hours to the  premises,

systems, employees and books and records of the Company  and  its

Subsidiaries,  including any work papers, as  may  be  reasonably necessary  in order to permit Trigon to prepare the Closing  Date

Balance  Sheet  and  the  Closing Date Adjusted  Working  Capital

Schedule.   Buyer  shall grant Trigon similar access  during  the

Review  Period (as hereinafter defined) and the Settlement Period

(as  hereinafter defined) in order to enable Buyer and Trigon  to reach  an  understanding,  if  necessary,  with  respect  to  any disagreement  regarding  the  computation  of  the  Closing  Date

Adjusted Working Capital.

     Buyer  shall review the Closing Date Balance Sheet  and  the

Adjusted  Working  Capital Schedule during the  thirty  (30)  day period  commencing  upon  Buyer's receipt  thereof  (the  "Review

Period").   Buyer  may accept the computation by  Trigon  of  the

Closing  Date  Adjusted Working Capital by giving Trigon  written notice  of  such  acceptance ("Acceptance Notice")  at  any  time during  the  Review Period.  If Buyer does not so accept,  Trigon and  Buyer  shall meet as often as necessary during  the  fifteen

(15)  day  period  immediately following the Review  Period  (the

"Settlement  Period")  in  an  attempt  to  agree  upon  a  final computation of the Closing Date Adjusted Working Capital.  During

the  Review  Period and the Settlement Period, Trigon shall  give

Buyer  reasonable  access during normal  business  hours  to  its premises and any systems, employees and books and records of  the

Company and its Subsidiaries, including any work papers,  to  the

extent   that   they  are  reasonably  necessary  to   reach   an

understanding with respect to the computation of the Closing Date

Adjusted Working Capital.

     If  Buyer  and Trigon are unable to agree on the computation of  the  Closing Date Adjusted Working Capital by the end of  the

Settlement Period, all matters in dispute (including any  dispute over  the  Closing  Date Balance Sheet) shall be  referred  to  a nationally  recognized public accounting  firm  (other  than  the respective  independent auditors of Buyer and Trigon) upon  which

Buyer  and  Trigon  mutually agree in writing (the  "CPA  Firm"),

within  five business days after the expiration of the Settlement

Period.   The CPA Firm, acting as experts and not as arbitrators,

shall  determine  all  matters in dispute  and  render  a  report thereon  (the  "Valuation  Report") to Buyer  and  Trigon  within thirty days from the date such matters are referred to it, or such other period of time (not to exceed an additional twenty

(20)  calendar  days)  as the CPA Firm may need  to  render  such

Valuation  Report, and, upon delivery of the Valuation Report  to

Trigon  and  Buyer, it shall be final and binding on  Trigon  and

Buyer.

     Buyer  and Trigon each shall permit the CPA Firm such access to  their  respective premises and employees  and  the  premises,

systems,  employees and books and records of or relating  to  the

Company and its Subsidiaries, including any work papers,  as  the

CPA  Firm may reasonably require and shall render to the CPA Firm all such reasonable assistance as the CPA Firm may deem necessary or  advisable  in  connection  with  discharging  its  duties  as described in this Section 2.3.  The fees and expenses of the  CPA

Firm shall be shared equally by Buyer and Trigon.

     By  the  third day (or the next succeeding business  day  if such day is not a business day) following (i) Trigon's receipt of an  Acceptance  Notice, (ii) agreement by Buyer and  Trigon  with respect  to the computation of the Closing Date Adjusted  Working

Capital  or  (iii) the delivery by the CPA Firm of the  Valuation

Report to Buyer and Trigon, as the case may be, payment shall  be made in accordance with the following paragraph.

     If  the  Closing Date Adjusted Working Capital is less  than

($52,054) (i.e., the Adjusted Working Capital deficit is  greater than  the negative amount of $52,054), Seller shall pay to Buyer,

in  immediately  available funds, the amount of such  difference,

without interest. If the Closing Date Adjusted Working Capital is greater than ($52,054) (i.e., the Adjusted Working Capital deficit is less than the negative amount of $52,054  or there  is positive  Adjusted Working Capital),  Buyer shall pay to  Seller,

in  immediately  available funds, the amount of such  difference,

without interest.



                          ARTICLE III
      REPRESENTATIONS AND WARRANTIES OF SELLER AND TRIGON




     Seller, on a several basis, represents and warrants to Buyer the  following  with  respect  to  the  matters  referred  to  in

Sections  3.1  through  3.21  and Trigon,  on  a  several  basis,

represents and warrants to Buyer only the matters referred to  in

Section 3.22:

     III.1      Organization of Seller.  Seller is a  corporation

duly  organized, validly existing and in good standing under  the laws of the Commonwealth of Virginia.

     III.2     Authority Relative to this Agreement.  Seller  has

corporate  power  and  authority  to  execute  and  deliver  this

Agreement and to consummate the transactions contemplated hereby.

The  execution  and  delivery by Seller of  this  Agreement,  the consummation  by it of the transactions contemplated  hereby  and the performance by it of its obligations hereunder will have been duly  authorized by the Board of Directors of Seller on or before the Closing Date, and no other corporate proceedings on the part of Seller will be necessary with respect thereto. This Agreement has  been  duly executed and delivered by Seller.  This Agreement

constitutes   the  valid  and  binding  obligation   of   Seller,

enforceable against Seller in accordance with its terms except as its terms may be limited by (i) bankruptcy, insolvency or similar laws  affecting  creditors'  rights  generally  or  (ii)  general principles  of  equity, whether considered  in  a  proceeding  in equity or at law.

     III.3      Organization and Qualification of  Company.   The

Company is a corporation duly organized, validly existing and  in good standing under the laws of the Commonwealth of Virginia  and has  corporate power and authority to own, lease and use  all  of its  properties  and assets and to carry on its business  as  now

being  conducted.   The  Company is duly qualified  and  in  good

standing  to  do  business  in each  jurisdiction  in  which  the character of the property owned or leased by it, or the nature of the  business conducted by it, makes such qualification necessary except  in  those  jurisdictions where the  failure  to  be  duly qualified and in good standing does not and cannot reasonably  be expected  to have, individually or in the aggregate,  a  Material

Adverse  Effect.   Seller  has  heretofore  delivered  to   Buyer

complete and correct copies of the Articles of Incorporation  and

Bylaws of the Company, as currently in effect.

     III.4      Subsidiaries.  Each Subsidiary of the Company  is

listed  on Schedule 3.4.  Except for the one (1) share of capital stock of Health Communication Services (Bermuda) Ltd. to be transferred from Seller to Buyer at Closing in connection with the  transactions contemplated hereby, the Company (or in certain cases  noted  in Schedule 3.4, a Subsidiary of the Company)  owns all of the outstanding stock of each Subsidiary.  Except as noted

on  Schedule  3.4,  each such Subsidiary is  a  corporation  duly organized, validly existing and in good standing under  the  laws of  its jurisdiction of incorporation and has corporate power and authority to own, lease and use all of its properties and  assets

and  to  carry  on  its  business as now  conducted.   Each  such

Subsidiary is duly qualified and in good standing to do  business in each jurisdiction in which the character of the property owned or  leased by it, or the nature of the business conducted by  it,

makes  such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing  does not and cannot reasonably be expected to have, individually or in the  aggregate, a Material Adverse Effect.  Seller has heretofore delivered to Buyer complete and correct copies of the Articles of

Incorporation  and Bylaws or comparable organizational  documents of each of the Company's Subsidiaries, as currently in effect.

     III.5     Capitalization; Validity of Shares.

          (a)   The  authorized  capital  stock  of  the  Company

consists  of 5,000 shares of common stock, $1.00 par value.   The

Company  Shares,  all  of  which are  owned  by  Seller  free  of

Encumbrances, are the only shares of the Company's capital  stock issued  and  outstanding.  All of the Company Shares are  validly issued and outstanding, fully paid and nonassessable, have been issued in compliance in all material respects with applicable federal,  state  and  local laws, rules and regulations  and  are

owned,  beneficially  and of record,  by  Seller.   There  is  no

subscription  right,  option, warrant,  convertible  security  or other  right (contingent or otherwise) presently outstanding  for the  purchase, acquisition or sale of any shares of capital stock of the Company or any securities convertible into or exchangeable for such capital stock or other securities of the Company.  There are no stock appreciation rights, phantom stock or similar rights in  existence  with  respect to the Company's capital  stock,  no agreements  purporting to restrict the transfer of  such  capital stock  and no voting agreements, voting trusts, proxies or  other arrangements restricting or affecting the voting of such  capital

stock.   No  shares of capital stock of the Company are currently

pledged or held as security by any Person. At the Closing, Seller will  convey to Buyer good and valid title to the Shares free  of

Encumbrances.

          (b)  The authorized capital stock of each Subsidiary of

the  Company  consists of the number of shares of  capital  stock

shown opposite the name of such Subsidiary on Schedule 3.5.   The

number of shares of capital stock of each such Subsidiary that is issued and outstanding is as shown on Schedule 3.5, and all  such issued  and  outstanding shares of capital  stock  are  duly  and validly issued, fully paid and nonassessable, have been issued in compliance  in  all  material respects with  applicable  federal,

state  and  local  laws,  rules and regulations  and  are  owned,
beneficially and of record, as indicated on Schedule 3.5.   There

is  no  subscription right, option, warrant, convertible security or  other  right (contingent or otherwise) presently  outstanding for  the  purchase, acquisition or sale of any shares of  capital stock  of  any  Subsidiary  of  the  Company  or  any  securities convertible into or exchangeable for such capital stock or  other

securities   of  any  such  Subsidiary.   There  are   no   stock

appreciation rights, phantom stock or similar rights in existence

with   respect  to  any  such  Subsidiary's  capital  stock,   no

agreements  purporting to restrict the transfer of  such  capital stock  and no voting agreements, voting trusts, proxies or  other arrangements restricting or affecting the voting of such  capital

stock.   No  shares  of capital stock of any  Subsidiary  of  the

Company are currently pledged or held as security by any Person.

     III.6      No  Violation.  Except as set forth  in  Schedule

3.6,  the  execution and delivery by Seller of this Agreement  do

not,   and   the  consummation  by  Seller  of  the  transactions

contemplated hereby and the performance by Seller hereunder  will not  (i)  violate, conflict with or result in  a  breach  of  any provision  of the Articles of Incorporation or Bylaws of  Seller,

or   the  Articles  of  Incorporation  or  Bylaws  or  comparable organizational documents of the Company or any Subsidiary of  the

Company,  (ii)  except for consents or approvals required  to  be obtained  as set forth in Schedule 3.7, constitute a  breach  of,

result  in  a  default or give rise to any right of  termination,

modification or acceleration under the provisions of any material agreement, indebtedness, lease, commitment, license, franchise,

permit,  authorization, arrangement, concession or other material instrument  or  obligation to which Seller, the  Company  or  any

Subsidiary of the Company is a party or by which it or any of its respective assets or the Shares may be bound, (iii) constitute an imposition  of  any material Encumbrance, restriction  or  charge upon  the  business or any assets of the Company or  any  of  its

Subsidiaries,  or  (iv) conflict with, violate  or  result  in  a breach of or constitute a default under any law or regulation, or any  judgment,  order or decree of any court, governmental  body,

commission,  agency  or  arbitrator  applicable  to  Seller,  the

Company,  or  any  Subsidiary of the  Company,  their  respective assets  or  the Shares, excluding from the foregoing clause  (iv)

such matters as do not and cannot reasonably be expected to have,

individually or in the aggregate, a Material Adverse Effect.

     III.7      Consents and Approvals.  Except as set  forth  in

Schedule  3.7, there is no requirement applicable to Seller,  the

Company  or  any  of  its  Subsidiaries to  make  any  filing  or

registration   with,  give  any  notice   to,   or   obtain   any

authorization,  permit,  license, consent  or  approval  of,  any

Person  as  a  condition to the consummation of the  transactions contemplated by this Agreement, excluding from the foregoing such

filings,   registrations,   notices,   authorizations,   permits,

licenses,  consents  or approvals which, if not  made,  given  or obtained,  would  not have, individually or in the  aggregate,  a

Material Adverse Effect.

     III.8      Compliance  with Law.  Except  as  set  forth  in

Schedule  3.8  and  in  Schedule 3.9  relating  to  Licenses  and

Permits, to the knowledge of Seller, the Company has operated  in substantial compliance with all applicable laws, statutes,  rules and  regulations, federal, state or local, domestic  or  foreign,

including,  without limitation, Environmental  Laws,  except  for such  violations  thereof  as do not  and  cannot  reasonably  be expected  to have, individually or in the aggregate,  a  Material

Adverse Effect.

     III.9      Licenses  and  Permits.  The term  "Licenses  and

Permits"  as  used  herein means governmental licenses,  permits,

approvals  and authorizations, whether federal, state  or  local,

domestic or foreign.  Except as set forth in Schedule 3.9, to the knowledge  of  Seller, the Company and each of  its  Subsidiaries have  all  of the Licenses and Permits required to conduct  their

businesses  as  presently  being  conducted,   except  for   such

Licenses  and Permits the failure of which to have does  not  and cannot  reasonably be expected to have, individually  or  in  the aggregate,  a Material Adverse Effect.  Schedule 3.9  contains  a complete list of all material Licenses and Permits, all of which,

to  the  knowledge of Seller, are in full force and  effect.   No

notice  of  a  violation of any such License or Permit  has  been received by Seller and, to the knowledge of Seller, no proceeding is pending or threatened to revoke any of them.

     III.10     Financial Statements.  Attached as Schedule  3.10
are  true,  correct  and  complete  copies  of  (i)  the  audited consolidated  financial statements, including the notes  thereto,

of the Company and its Subsidiaries for the years ending December

31,  1994  and 1995, (the "Audited Company Financial Statements")

together  with  the reports on such statements of  the  Company's auditors and (ii) the unaudited consolidated financial statements of  the  Company and its Subsidiaries for the nine  month  period

ended   September  30,  1996  (the  "Interim  Unaudited   Company

Financial  Statements"). The Audited Company Financial Statements

have been prepared from the books and records of the Company  and its  Subsidiaries  and present fairly the consolidated  financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in financial position for  such  periods  and  have been prepared  in  accordance  with generally  accepted accounting principles applied on a consistent

basis.   The Interim Unaudited Company Financial Statements  have

been  prepared from the books and records of the Company and  its

Subsidiaries  and, except as disclosed on Schedule 3.10,  present fairly the consolidated financial position of the Company and its

Subsidiaries  as of the date indicated and the results  of  their operations  and  changes  in financial position  for  the  period indicated  and  have been prepared in accordance  with  generally accepted accounting principles applied on a consistent basis.

     III.11     Absence  of  Change.   Except  as  set  forth  in

Schedule  3.11  or as otherwise contemplated by  this  Agreement,

since September 30, 1996 there has not been:

             (i)      any change, event or condition of  any

     character  (other than matters of public  knowledge  or

     other  matters relating to general economic  conditions

     or  the industry or industries in which the Company  or

     any  of  its Subsidiaries operates) including,  without

     limitation, any damage, destruction or loss (whether or

     not  covered  by  insurance) which  has  had  or  could

     reasonably be expected to have, individually or in  the

     aggregate, a Material Adverse Effect;

            (ii)      any guarantee, obligation or liability

     incurred  by  the  Company or  any  Subsidiary  of  the

     Company   other   than  guarantees,   obligations   and

     liabilities arising in the ordinary course of  business

     and Intercompany Obligations;

          (iii)     any general increase in the compensation

     of  the  employees of the Company or any Subsidiary  of

     the Company;

            (iv)      any  increase in the  compensation  or

     benefits  paid  or  payable  by  the  Company  or   any

     Subsidiary  of the Company to any officer  or  director

     thereof;

             (v)      any  entry  into or amendment  to  any

     employment  agreement  to which  any  employee  of  the

     Company or any Subsidiary of the Company is a party;

           (vi)     any sale of assets of the Company or any

     Subsidiary of the Company other than de minimis sales or sales in the ordinary course of business;

          (vii)       any  direct  or  indirect  redemption,

     purchase  or  other acquisition of any  shares  of  the

     capital   stock   of  the  Company  or   any   of   its

     Subsidiaries;

          (viii)     any split, combination or other similar

     change in the outstanding capital stock of the Company;

             (ix)      any  declaration,  setting  aside  or

     payment of any dividend (whether in cash, capital stock

     or property) with respect to the Shares;

             (x)      any issuance by the Company or any  of

     its Subsidiaries of any shares of capital stock, or any

     securities   or   obligations   convertible   into   or

     exchangeable  for, or giving any Person  the  right  to

     acquire  from  the Company or any of its  Subsidiaries,

     any shares of its capital stock;

            (xi)      any mortgage, pledge or imposition  of

     any  Encumbrance  upon  any of  the  Company's  assets,

     tangible    or   intangible,   other   than   Permitted

     Encumbrances;

          (xii)      any sale, assignment, transfer, license

     or sublicense by the Company or any of its Subsidiaries

     to  another Person of any Intellectual Property,  other

     than in the ordinary course of business;

          (xiii)     any  change in the Company's accounting

     policies or practices;

          (xiv)     any compromise, cancellation, waiver  or

     release  of  any  material  claim  other  than  in  the

     ordinary course of business;

            (xv)     any entry into by the Company or any of

     its  Subsidiaries of any agreements with any  Affiliate

     of   the  Company  (other  than  a  Subsidiary  of  the

     Company), any officer or director of the Company or any

     of  its  Subsidiaries  or any  Affiliate  of  any  such

     officer    or   director,   except   for   Intercompany

     Obligations and the  Related Agreements;

          (xvi)      any  conduct  by  the  Company  or  its

     Subsidiaries of its business other than in the ordinary

     and  usual course and in a manner consistent with  past

     practices; or

          (xvii)      any  agreement  to  do  any   of   the

     foregoing.

     III.12     Tax  Matters.  The Company and  its  Subsidiaries

have  filed  (or Trigon has filed on their behalf), in  a  timely manner,  all  federal,  state, local  and  foreign  Tax  returns,

reports  and declarations required of them by applicable law  and have  paid  or made provision for the payment of all Taxes  which have  or  may  become  due on account of  such  filings.  To  the knowledge of Seller, such Tax returns are correct in all material

respects.   Neither the Company nor any of its Subsidiaries,  nor

any  predecessor of any of the foregoing, has been a member of  a group of corporations filing a consolidated or combined federal or state income Tax return other than a group the common parent

of  which  is  Trigon.   Except as set forth  in  Schedule  3.12,

neither the Company nor any of its Subsidiaries is a party to any

Tax sharing or allocation agreement.  The federal Tax returns for

Seller  and the Company have been audited by the Internal Revenue

Service  through 1991 and all Taxes resulting therefrom  or  from any  concluded litigation regarding Taxes have been paid in full.

Except as set forth in Schedule 3.12, neither the Company nor any of its Subsidiaries is being examined by any other Tax authority.

Except as set forth in Schedule 3.12, neither the Company nor any of  its Subsidiaries has received any assessment for unpaid Taxes or  agreed  to  any extension of time for the assessment  of  any

Taxes.   Neither  the Company nor any of its Subsidiaries  has  a

liability for unpaid Taxes, other than with respect to (i)  Taxes which  will be accrued on the Closing Date Balance Sheet or  (ii)

Taxes which are, individually or in the aggregate, immaterial  in amount.

     Seller will cause all required income Tax returns pertaining to  the Company's operations for Tax reporting periods ending  on or  before the close of business on the Closing Date to be  filed on  a  timely basis and in a materially correct manner and  shall cause all applicable income Taxes with respect to such periods to be  paid.  Seller will cause Tax returns for all Taxes other than income  Taxes  to be filed if such returns are due prior  to  the

Closing Date.  There are no Tax liens upon any property or assets of the Company or the Subsidiaries except liens for current Taxes not yet due and payable.

     III.13    Labor and Employment Matters.  Schedule 3.13  sets

forth  a  complete  and  correct  list  of  each  employment  and severance agreement (other than agreements delivered to Buyer  as required  by  Section 3.17) to which the Company or  any  of  its

Subsidiaries  is a party.  Neither the Company  nor  any  of  its

Subsidiaries  is  a  party  to nor is  bound  by  any  collective bargaining  agreements,  nor have any  of  them  experienced  any strikes,  grievances, claims of unfair labor practices  or  other collective  bargaining disputes within the past five  (5)  years.

There  are no controversies, claims or grievances pending or,  to the  knowledge  of  Seller, threatened between  the  Company  and

Company Employees, which have or could reasonably be expected  to have,  individually  or  in  the aggregate,  a  Material  Adverse

Effect.  To the knowledge of Seller, neither the Company nor  any of  its Subsidiaries is experiencing any organizational effort by or on behalf of any labor union. Copies of each of the agreements set  forth  on  Schedule  3.13  have  been  delivered  to  Buyer.

Schedule 3.13 sets forth a true, complete and correct list of all employees of the Company and its Subsidiaries as of the  date  of this  Agreement.  As of the date of this Agreement,  the  Company and  its Subsidiaries have sufficient employees to conduct  their businesses as currently being conducted.  Except as set forth  in

Schedule 3.13, none of such employees are shared with or  perform

duties   for  any  employer  other  than  the  Company   or   its

Subsidiaries.

     III.14    Litigation.  Except as set forth in Schedule 3.14,

there   are   no   actions,  suits,  claims,  investigations   or

proceedings  pending, or to the knowledge of  Seller,  threatened against the Company or any of its Subsidiaries, before any court,

governmental body, commission, agency or arbitrator, domestic  or foreign.  Neither the Company nor any of its Subsidiaries  is  in

default with respect to any judgment, order, writ, injunction  or decree  of  any court or governmental agency, and  there  are  no unsatisfied judgments against any of them.

     III.15    Assets.

          (a)   The  Company and its Subsidiaries do not own  any

real property.

          (b)   Each of the Company and its Subsidiaries has good

and  valid  title  to all of the personal property,  tangible  or intangible,  owned by it, free and clear of Encumbrances,  except for  Permitted Encumbrances.  Schedule 3.15 contains  a  complete and  accurate  list  in all material respects  of  all  items  of tangible personal property owned or leased by the Company and its

Subsidiaries.   As of the date of this Agreement,  all  items  of

tangible personal property owned or leased by the Company and its

Subsidiaries  are sufficient for the conduct of their  respective businesses  as  currently being conducted.  To the  knowledge  of

Seller,  the  items  of tangible personal property  used  by  the

Company  and  its Subsidiaries in their operations  are,  in  the

aggregate,  in  good  working  order  and  usable  in  a   manner

consistent with past use, reasonable wear and tear excepted, except for those matters which do not or could not reasonably be expected  to have, individually or in the aggregate,  a  Material

Adverse Effect.

     III.16    Leases.  Schedule 3.16 sets forth a complete  list

of  each  lease  agreement to which the Company  or  any  of  its

Subsidiaries  is  a  party, whether as lessor  or  lessee,  which relates  to either real or personal property.  The leases  listed in  Schedule 3.16 are referred to herein as the "Leases."  Except as  set forth in Schedule 3.16, to the knowledge of Seller,  each

Lease  is in full force and effect, and no event has occurred  or condition exists which constitutes a breach of the provisions  of any  Lease by the Company or any of its Subsidiaries, as the case may  be,  or  to  the  knowledge of Seller, by  any  other  party thereto.  True, correct and complete copies of all of the  Leases including  all amendments thereto, have been previously delivered to Buyer.

     III.17     Material Contracts.  Schedule 3.17 sets  forth  a

complete and correct list of information, in the case of  clauses

(a)  and  (b), and, in the case of the remaining clauses of  this

Section   3.17,  each  of  the  following  types  of   contracts,

agreements  or  commitments to which the Company or  any  of  its

Subsidiaries  is  a  party  or  by which  it  or  its  respective properties  or  assets are bound (to the extent  such  contracts,

agreements   or  commitments  are  not  otherwise  disclosed   in

Schedules 3.12, 3.16, 3.18 and 3.20 to this Agreement):

          (a)  customers of the Company and its Subsidiaries

     which  have  paid  revenue  to  the  Company  and   its

     Subsidiaries during the first nine months  of  1996  or

     have  entered into contracts, agreements or commitments

     with the Company or its Subsidiaries between October 1,

     1996 and November 30, 1996;

          (b)   vendors  of the Company and its Subsidiaries

     which have been paid by the Company or its Subsidiaries

     during the first nine months of 1996 or with respect to

     which  the  Company or its Subsidiaries  have  incurred

     material  obligations  between  October  1,  1996   and

     November 30, 1996;

          (c)   contracts,  agreements or commitments  which

     provide  for  the sale, lease or other transfer,  after

     the  date hereof and other than in the ordinary  course

     of  business,  of  any of the material  assets  of  the

     Company or any of its Subsidiaries;

          (d)   contracts,  agreements or commitments  which

     relate to the employment, retirement or termination  of

     the  services of any officer or former officer  of  the

     Company or any of its Subsidiaries;

          (e)   notes,  debentures, bonds,  equipment  trust

     agreements,   letter   of   credit   agreements,   loan

     agreements,  or  other contracts for the  borrowing  or

     lending  of  money, other than intercompany  agreements

     with respect thereto involving Seller or its Affiliates

     (other than any Subsidiary of the Company);

          (f)  contracts limiting or restraining the Company

     or  any  of its Subsidiaries from engaging or competing

     in any manner or in any business;

          (g)   agreements with any Affiliate of the Company

     (other than any Subsidiary of the Company), any officer

     or  director  of the Company or any of its Subsidiaries

     or any Affiliate of any such officer or director;

          (h)   agreements not terminable upon  ninety  (90)

     days'  notice  covering the employment of  any  present

     employee  or consultant of the Company or  any  of  its

     Subsidiaries  where  the annual  compensation  of  such

     employee or consultant is $50,000 or more;

          (i)   agreements which obligate the Company or any

     of  its  Subsidiaries to act as a guarantor or  surety;

     and

          (j)    software  license  agreements   and   other

     agreements  relating to the Intellectual Property  that

     are  material to the business of the Company or any  of

     its   Subsidiaries  as  such  business  is  now   being

     conducted.

Each  of  (i)  the contracts relating to customers  specified  in clause  (a)  of  this  Section 3.17 that generated  greater  than

$100,000  of  revenue,  (ii) the vendor  contracts  specified  in clause  (b)  of  this  Section 3.17 for which  the  Company  paid amounts greater than $100,000 and (iii) the contracts, agreements or commitments set forth in the remaining clauses (c) through (j)

of  this  Section  3.17 is referred to in  this  Agreement  as  a

"Material  Contract."  Except as set forth in Schedule  3.17  and except  for such matters as would not or could not reasonably  be expected  to have, individually or in the aggregate,  a  Material

Adverse  Effect,  (x) all written contracts have  been  duly  and validly  executed  by the Company or one of its Subsidiaries,  as the  case  may be, and, to the knowledge of Seller, are  in  full force  and  effect  as of the date hereof; (y)  there  exists  no breach,  violation  or  default by the  Company  or  any  of  its

Subsidiaries under any written contract, and to the knowledge  of

Seller,  no  event has occurred or condition or  state  of  facts exists which, after notice or the passage of time or both,  would constitute  a  default by the Company or any of its  Subsidiaries under  any  such  Material Contract; and (z) there  has  been  no

receipt   of  notice  of  actual  cancellation,  non-renewal   or

termination  of any Material Contract.  Complete  copies  of  all

Material  Contracts have previously been delivered  to  Buyer  or will  be  delivered to Buyer within 5 business days of  the  date hereof.

     III.18     Intellectual  Property.  The  term  "Intellectual

Property"  means  the  corporate name, trade  names,  trademarks,

service  marks, copyrights, inventions, trade secrets,  software,

and other property rights, including without limitation rights to

telephone   numbers  generally  considered  to  be   intellectual

property. As of the Closing Date, the Intellectual Property which the Company owns, or has valid rights to use, in conjunction with the services to be provided to the Company or its Subsidiaries by

Trigon  pursuant  to the Transition Services Agreement,  will  be reasonably  sufficient  to  permit the  Company  to  conduct  its

business   as  presently  conducted  in  all  material  respects,

including the performance of the Company of its obligations under the  EDI Open Network Services Agreement.  Schedule 3.18 contains a  complete and correct list of all Intellectual Property that is material  to the operation of the business of the Company  or  to the  operation of the business of any Subsidiary of the  Company.

No action suit, claim, investigation or proceeding is pending or,

to  the  knowledge of Seller, threatened against Trigon,  Seller,

the  Company  or any of the Company's Subsidiaries alleging  that the  use  of  any  of the Intellectual Property utilized  in  the conduct  of the Company's business infringes upon the  rights  of any  other  Person.  To the knowledge of Seller, (i) neither  the

Company  nor  any  of  its Subsidiaries is  infringing  upon  any intellectual  property right of any other  Person,  and  (ii)  no other  Person is infringing upon any intellectual property rights of the Company or any of its Subsidiaries.

     III.19     Insurance.  Schedule 3.19 sets forth  a  list  of

casualty  insurance policies currently maintained by the  Company or  any  of  its Subsidiaries and all surety and other  bonds  to

which  the  Company or any of its Subsidiaries  are  party.   The

Company  is  not  in  default in any material respect  under  any provision of any such policy or bond nor has it failed to give notice or present any material claim thereunder in a timely manner  so as to bar recovery of any valid claim.  Except as  set forth  in  Schedule 3.19, there are presently no  claims  pending under  such policies of insurance and to the knowledge of Seller,

there exists no event that would cause the Company or any of  its

Subsidiaries to be required to give notice thereof  in  order  to assert a claim under such policies.

     III.20    Employee Benefit Plans.

          (a)   Schedule  3.20 lists all of the employee  benefit

plans and programs including, without limitation, all retirement,

savings  and other employee pension benefit plans as  defined  in

Section 3(2) of ERISA ("Pension Plans") maintained, sponsored  or contributed  to  by  the  Company  or  any  of  its  Subsidiaries

currently  or  within the five years preceding the date  of  this

Agreement, all health, severance, insurance, disability and other employee  welfare  benefit plans as defined in  Section  3(1)  of

ERISA  ("Welfare  Plans") and all bonus,  deferred  compensation,

incentive,  vacation and other similar plans ("Incentive  Plans")

that  are maintained, sponsored or contributed to by the  Company or by any Subsidiary of the Company.  True and complete copies of all  Pension Plans, Welfare Plans and Incentive Plans  have  been provided or made available to Buyer.

          (b)   As to each of the Pension Plans, to the knowledge

of  Seller,  the  Company  and  each  of  its  Subsidiaries  have complied,  in all material respects, with all governing documents and all applicable laws and regulations in administering such plans, including specifically the applicable provisions of Title

I  and  Title IV of ERISA.  The HCS 401(k) Plan sponsored by  the

Company (the "401(k) Plan") is the only Pension Plan intended  to satisfy  the  requirements  of Section  401(a)  of  the  Internal

Revenue  Code and to have a trust exempt under Section 501(a)  of the  Internal  Revenue  Code.  To the knowledge  of  Seller,  the

401(k)  Plan  has  been  administered so as  to  comply,  in  all material  respects, with the applicable qualification  provisions of Section 401 of the Internal Revenue Code.  The 401(k) Plan has

heretofore been determined by the Internal Revenue Service to  so qualify  under the applicable qualification provisions of Section

401 of the Internal Revenue Code and the exemption provisions  of

Section 501(a) of the Internal Revenue Code.  To the knowledge of

Seller,  nothing has occurred since the date of the  most  recent determination that would be reasonably likely to cause the 401(k)

Plan  or its trust to fail to qualify or be exempt under Sections

401(a) and 501(a) of the Internal Revenue Code.  To the knowledge of  Seller, no prohibited transaction, as defined in Section 4975 of  the  Internal Revenue Code, which is not exempt, has occurred with respect to the 401(k) Plan.

          (c)   To  the knowledge of Seller, each of the  Welfare

Plans   and  Incentive  Plans  have  complied,  in  all  material

respects,  with the governing document of such Welfare  Plan  and

Incentive  Plan  and all applicable laws and regulations  in  the

administration   thereof  including,  without   limitation,   the

provisions of ERISA when applicable. To the knowledge of Seller, neither the Company nor any of its Subsidiaries has any liability for  retiree or life insurance benefits under any of the  Welfare

Plans (except for obligations under Section 4980B of the Internal

Revenue Code and Sections 601 to 608 of ERISA ("COBRA")).  To the

knowledge  of  Seller,  any Welfare Plan providing  group  health benefits  to Company Employees that is subject to COBRA has  been administered, in all material respects, in compliance with COBRA.

          (d)   None  of  the  Pension Plans is a  "multiemployer

plan" as defined in Section 3(37) of ERISA.

          (e)   To  the knowledge of Seller, there are no  claims

(other  than  claims for benefits in the ordinary  course)  which have  been threatened, asserted or instituted against the Pension

Plans,  Welfare Plans or Incentive Plans, any related  trust,  or any fiduciary, administrator or sponsor of such Plan.

          (f)   Except as set forth in Schedule 3.20 with respect

to  the  HCS  401(k) Restoration Plan, neither the execution  and delivery  by  Seller  of this Agreement nor the  consummation  by

Seller of the transactions contemplated hereby will (i) result in

any   material   payment  (including,  without  limitation,   any

severance payment or payment of unemployment compensation) by the

Company  or  any of its Subsidiaries to any Company  Employee  or

(ii)  materially  increase  or  accelerate  any  compensation  or

benefits  otherwise  payable  by  the  Company  or  any  of   its

Subsidiaries to any Company Employee.

          (g)   To  the knowledge of Seller, neither the  Company

nor  any  of  its  Subsidiaries  is  obligated,  contingently  or otherwise, to pay any amount which would be treated as an  excess parachute  payment,  as  defined in  Section  280G(b)(1)  of  the

Internal Revenue Code.

          (h)   The  Company shall not be obligated to contribute

cash  or  other  property  to  the  trust  under  the  SERP   (as

hereinafter  defined)  after the Closing Date  or  to  fund  such benefits  outside  of the trust.  There are  no  restrictions  on

Buyer's rights to terminate the SERP as to benefits that have not accrued after the Closing Date.

          (i)   As  to  the  SERP  and the Restoration  Plan  (as

hereinafter defined), the Company has filed or caused to be filed with  the Department of Labor ("DOL") the statement described  in

DOL   Regulation section 2520.104-23(b), within one  hundred  and twenty (120) days after the earlier of the Company's adoption  of such plan or its effective date.

          (j)   Except  as specifically set forth in Article  VI,

neither  Buyer  nor any ERISA Affiliate of Buyer shall  have  any liability  or  obligation with respect to (i)  employment-related liabilities, whether contingent or otherwise, arising out of  any individual's  employment or working relationship with  Seller  or its  ERISA Affiliates other than the Company; or (ii) any benefit plan, program, arrangement or policy maintained or contributed to by  Seller  or  any  ERISA Affiliate of  Seller  other  than  the

Company.  An "ERISA Affiliate" of any entity is any other  entity which,  together with such entity, would be treated as  a  single employer under Internal Revenue Code Section 414.

     III.21    Finders.  Except for Ewing Monroe & Co. no broker,

finder  or investment banker is entitled to any fee or commission from  Seller  for  services  rendered  on  behalf  of  Seller  in connection  with the transactions contemplated by this Agreement.

Seller  is solely responsible for the fees and expenses of  Ewing

Monroe & Co.

     III.22    Representations as to Trigon Matters.

          (a)   Trigon  is a corporation duly organized,  validly

existing  and in good standing under the laws of the Commonwealth of Virginia.

          (b)   Trigon  has  corporate  power  and  authority  to

execute and deliver this Agreement and the Related Agreements  to

which   it   is  a  party  and  to  consummate  the  transactions

contemplated hereby and thereby.  The execution and  delivery  by

Trigon  of this Agreement and the Related Agreements to which  it

is   a   party,  the  consummation  by  it  of  the  transactions

contemplated hereby and thereby and the performance by it of  its obligations hereunder and thereunder have been duly authorized by the  Board  of  Directors  of  Trigon,  and  no  other  corporate proceedings  on  the  part of Trigon are necessary  with  respect

thereto.   This Agreement and the Related Agreements to which  it

is a party have been duly executed and delivered by Trigon.  This

Agreement and the Related Agreements to which Trigon is  a  party

constitute   the  valid  and  binding  obligations   of   Trigon,

enforceable  against Trigon in accordance with  their  respective terms  except  as  such terms may be limited by  (i)  bankruptcy,

insolvency or similar laws affecting creditors' rights  generally or  (ii)  general principles of equity, whether considered  in  a proceeding in equity or at law.

          (c)   The  execution  and delivery by  Trigon  of  this

Agreement and the Related Agreements do not, and the consummation by  Trigon  of the transactions contemplated hereby and  thereby,

and  the performance by Trigon hereunder and thereunder will  not

(i) violate, conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Trigon, (ii) except for consents or approvals required to be obtained as set forth in

Schedule 3.7, constitute a breach of, result in a default or give rise  to  any  right of termination, modification or acceleration under  the  provisions  of any material agreement,  indebtedness,

lease,  commitment,  license, franchise,  permit,  authorization,

arrangement,   concession  or  other   material   instrument   or

obligation  to which Trigon is a party relating to the  EDI  Open

Network  Service Agreement or the Transition Services  Agreement,

(iii)  constitute  an  imposition of  any  material  Encumbrance,

restriction or charge upon the business or any assets  of  Trigon relating  to  the  EDI  Open  Network Service  Agreement  or  the

Transition Services Agreement, or (iv) conflict with, violate  or result  in a breach of or constitute a default under any  law  or regulation,  or  any  judgement, order or decree  of  any  court,

governmental body, commission, agency or arbitrator applicable to

Trigon  or  its assets, excluding from the foregoing clause  (iv)

such matters as do not and cannot reasonably be expected to have,

individually or in the aggregate, a Material Adverse Effect.

          (d)   Except as set forth in Schedule 3.7, there is  no

requirement   applicable  to  Trigon  to  make  any   filing   or

registration   with,  give  any  notice   to,   or   obtain   any

authorization,  permit,  license, consent  or  approval  of,  any

Person  as  a  condition to the consummation of the  transactions

contemplated  by  this  Agreement  or  the  Related   Agreements,

excluding   from   the  foregoing  such  filings,  registrations,

notices, authorizations, permits, licenses, consents or approvals

which,   if  not  made,  given  or  obtained,  would  not   have,

individually or in the aggregate, a Material Adverse Effect.

                           ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF BUYER




      Buyer  represents  and warrants to Seller  and  Trigon  the following:

     IV.1  Organization;  Authority Relative to  this  Agreement.

Buyer  is a corporation duly organized, validly existing  and  in good  standing under the laws of Delaware and has corporate power and  authority  to enter into this Agreement, to  consummate  the transactions contemplated hereby.  The execution and delivery  by

Buyer  of this Agreement and the consummation of the transactions contemplated  hereby have been duly authorized by  the  Board  of

Directors of Buyer and no other corporate proceedings on the part of  Buyer are necessary with respect thereto.  This Agreement has

been  duly  executed  and  delivered by  Buyer.   This  Agreement

constitutes  a valid and binding obligation of Buyer, enforceable against  Buyer in accordance with its terms except as  its  terms may  be  limited  by (i) bankruptcy, insolvency or  similar  laws affecting  creditors' rights generally or (ii) general principles of  equity,  whether considered in a proceeding in equity  or  at law.

     IV.2  No  Conflict.  The execution and delivery by Buyer  of this  Agreement  does  not,  the consummation  by  Buyer  of  the transactions  contemplated hereby and the  performance  by  Buyer hereunder  will  not (i) violate or result in  a  breach  of  any provisions  of  the  Certificate of Incorporation  or  Bylaws  of

Buyer,  (ii) constitute a breach of, result in a default or  give rise  to  any  right of termination, modification or acceleration under  the  provisions  of any material agreement,  indebtedness,

lease, or other material instrument or obligation to which  Buyer is  a party or by which it or any of its respective assets may be bound,  or (iii) conflict with, violate or result in a breach  of or  constitute a default under any material law or regulation, or any material judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to Buyer or its assets.

     IV.3  Consents  and  Approvals.  Except for  the  applicable provisions of the HSR Act, there is no requirement applicable  to

Buyer  to  make  any  filing with, or to obtain  the  consent  or approval  of  any  governmental  agency  or  other  Person  as  a condition to the consummation of the transactions contemplated by this  Agreement, except for any such filing, consent or  approval

which   if   not  made,  given  or  obtained,  would  not   have,

individually  or in the aggregate, a material adverse  effect  on

Buyer's  ability  to consummate the transactions contemplated  by this Agreement.

     IV.4  Litigation.  No action, suit, claim, investigation  or proceeding  is pending or, to the knowledge of Buyer,  threatened

against   Buyer  which  seeks  to  prevent,  restrict  or   delay

consummation of the transactions contemplated by this Agreement.

     IV.5  Investment  Representation.  Buyer  is  acquiring  the

Shares  for  investment  and not with a view  to  their  sale  or distribution  other  than  in a sale  or  distribution  which  is registered  under applicable securities laws or  is  exempt  from such  registration,  and Buyer will accept certificates  for  the

Shares  with  a  legend thereon in form and substance  reasonably satisfactory to Buyer indicating this fact.

     IV.6  Finders.  No  broker, finder or investment  banker  is entitled  to  any  fee  or  commission from  Buyer  for  services rendered  on  behalf of Buyer in connection with the transactions contemplated by this Agreement.

     IV.7  No  Reliance.  Buyer represents and warrants  that  in entering  into  this  Agreement Buyer has relied  solely  on  the representations,  warranties and covenants of Seller  and  Trigon contained  in  this  Agreement,  the  Schedules  hereto  and  any documents  delivered by Seller to Buyer pursuant to  Article  III hereof  and  has not relied on any other information provided  to

Buyer  by  Seller,  Trigon,  the  Company,  any  Subsidiaries  or

Affiliates of the Company or the officers, directors,  agents  or representatives of any of them.


                           ARTICLE V
                     ADDITIONAL AGREEMENTS




      V.1 Conduct of Business of the Company. From the date hereof until the Closing and except as otherwise specified herein or  in  a Schedule hereto, Seller will cause the Company  to  (i)

conduct its business only in the ordinary and usual course and in a  manner  substantially  consistent with  past  practices,  (ii)

maintain  in  good repair, at its expense, all  of  its  material properties  necessary to the operation of  the  business  of  the

Company  and  its  Subsidiaries, and (iii) use  its  commercially reasonable  best  efforts to preserve its  present  relationships with  licensors, suppliers, dealers, customers and others  having material  business relationships with the Company or any  of  its

Subsidiaries  and maintain the material rights and franchises  of the  Company and its Subsidiaries.  Trigon and Seller will  cause the  management of the Company to meet with Buyer  as  reasonably requested on a regular basis to discuss the general status of the ongoing  operations of the Company and any material  developments relating to its business.  Trigon and Seller will as promptly  as practicable notify Buyer (w) of any emergency or material  change in  the  normal  conduct of the business  or  operations  of  the

Company and its Subsidiaries, (x) of the threat of, or initiation

of,   any  litigation  involving  the  Company  or  any  of   its

Subsidiaries, (y) of the initiation of any investigation  of  the

Company  or any of its Subsidiaries by any party, whether private or  governmental,  and  (z)  of  any  material  budget  revisions involving the business of the Company and its Subsidiaries;  will keep  Buyer  reasonably informed of developments with respect  to such  events; and will afford Buyer's representatives access that is  reasonable  under the circumstances to all materials  in  its possession relating thereto upon reasonable notice.

     Notwithstanding  the foregoing, Seller  and  its  Affiliates

(other  than the Company and its Affiliates) may, in  their  sole discretion and without any need to consult with Buyer,  take  any action  they  deem  appropriate with respect to  any  litigation,

arbitration or other proceeding Seller and such Affiliates may be a  party  to, whether actual or threatened, relating to  disputes

with   the   selling   shareholders   of   Computerized   Medical

Communications,  Inc.  and its affiliate CMC  Technologies  Corp.

(collectively, the "CMC Dispute"), including, but not limited to,

settlement,  indemnification, release or  forbearance;  provided,

however,  that no such action shall restrict or adversely  affect the Company or any of its Subsidiaries.  To the extent reasonably requested  by  Seller or such Affiliates after the Closing  Date,

Buyer  will  make  available to Seller or such  Affiliates  on  a timely  basis  and  during  normal  business  hours  such  books,

records,  documents  and  employees  of  the  Company   and   its

Subsidiaries as Seller may deem necessary or advisable  in  order to  deal with the CMC Dispute. Any reasonable third-party out-of-

pocket expenses incurred by the Company or its  Affiliates  as  a result of the preceding sentence shall be reimbursed by Trigon as

promptly  as  practicable  after presentation   of  a  reasonably

detailed invoice describing such expenses.

     V.2  Forbearance by the Company.  Except as contemplated  by this  Agreement, from the date hereof until the Closing,  without written  consent of Buyer, neither Trigon nor Seller will  permit the Company or any of the Company's Subsidiaries to:

            (i)     sell or dispose of a material portion of

     its  assets except in the ordinary and usual course  of

     business;

            (ii)      incur  any  obligations  for  borrowed

     money, or mortgage, pledge or otherwise encumber any of

     its  assets or suffer the imposition of any Encumbrance

     or allow any Encumbrance to exist (except for Permitted

     Encumbrances) upon such assets except in  the  ordinary

     and  usual  course  of  business consistent  with  past

     practice, except for Intercompany Obligations;

          (iii)      enter into, amend, terminate or  assign

     any  Material  Contract  or Lease  or  waive,  release,

     compromise  or  assign any material  rights  or  claims

     (other than in connection with the CMC Dispute);

            (iv)      make any capital expenditures or incur

     any  obligation or liability for borrowed money,  other

     than in the ordinary and usual course of business;

             (v)     merge or consolidate with, acquire  any

     or all of the capital stock or assets of or make any material investment in any other Person, other than in the ordinary and usual course of business;

            (vi)     assume, guarantee, endorse or otherwise

     become  responsible for the obligations  of  any  other

     Person,  or make loans or advances to any other Person,

     except  in  the ordinary and usual course  of  business

     consistent with past practice;

          (vii)      increase in any manner the compensation

     or benefits of any Company Employees unless such action

     is  required by an existing agreement, a copy of  which

     has  previously  been  provided to  Buyer,  except  for

     normal  increases  for  Company Employees  (other  than

     executive officers) based on length of employment  with

     the  Company or any of its Subsidiaries consistent with

     past practices;

          (viii)    commence or settle any litigation (other

     than  the CMC Dispute) involving any liability  of  the

     Company or any of its Subsidiaries for money damages or

     restrictions upon its operations;

            (ix)      change  in  any manner  the  Company's

     accounting policies or practices;

             (x)     split, combine or otherwise change  its

     capital  stock, or redeem or otherwise acquire  any  of

     its shares;

            (xi)      with  respect  only  to  the  Company,

     declare,  set  aside  or  pay  any  dividend  or  other

     distribution (whether in cash or property) with respect

     its capital stock;

          (xii)      issue or sell any shares of its capital

     stock or any securities or obligations convertible into

     or  exchangeable for, or giving any Person any right to

     acquire any shares of its capital stock;

          (xiii)     amend its Articles of Incorporation  or

     Bylaws;

          (xiv)      cancel  or  allow any of  its  existing

     insurance   policies  covering  the  Company   or   its

     Subsidiaries   to  lapse  unless  such   policies   are

     simultaneously  replaced  by policies  with  comparable

     coverage;

            (xv)     adopt any new plan, program, policy  or

     arrangement  which, if it existed  as  of  the  Closing

     Date, would constitute a Pension Plan or Welfare Plan;

          (xvi)      enter  into  any  agreements  with  any

     Affiliate  of  the Company (other than a Subsidiary  of

     the Company), any officer or director of the Company or

     any  of  its Subsidiaries or any Affiliate of any  such

     officer    or   director,   except   for   Intercompany

     Obligations and the  Related Agreements; or

          (xvii)    enter into an agreement to do any of the

     things described in clauses (i) through (xvi) above.

     V.3   Investigation  of Business and Properties.   From  the

date  hereof until the Closing, Trigon and Seller will, and  will cause  the  Company  to,  afford Buyer and  its  representatives,

including,  without  limitation, its attorneys,  accountants  and financial  advisors,  upon  reasonable  notice,  full  reasonable access  during normal business hours to the officers,  employees,

properties,  contracts, and books and records of the Company,  in order  to  enable  Buyer  to  make a full  investigation  of  the condition  of  the Company.  In addition Seller and  the  Company will,  and  will  cause the Company to, furnish Buyer  with  such financial, operating and additional data relating to the  Company and  its  Subsidiaries as Buyer may reasonably request in  making such investigation.

     V.4  Confidentiality.

          (a)  The information which Buyer has acquired about the

Company  or  its  Subsidiaries pursuant  to  the  Confidentiality

Agreement or acquires about the Company or its Subsidiaries as  a result  of  the  investigations permitted by  this  Agreement  is termed  "Evaluation Material."  Buyer agrees that neither it  nor any  of  its representatives will use any such material  for  any purpose  not  related  to the transactions contemplated  by  this

Agreement  and  will  not disclose any such  material  to  anyone except  its  representatives who may  need  such  information  to perform  their  respective duties and have been informed  of  its

confidential nature and directed to treat it confidentially.   If

the   transactions  contemplated  by  this  Agreement   are   not

consummated,  Buyer  agrees that it and its representatives  will return  any  written Evaluation Material in their possession,  or will  destroy and will not retain any such material,  any  copies thereof or any notes or memoranda made using such material.

          (b)    Information  which  Buyer  or   its   Affiliates

(including,  as  of  the  Closing  Date,  the  Company  and   its

Subsidiaries)  has acquired or is in possession of  about  Trigon and its Affiliates and their respective businesses and affairs as of the Closing Date is termed "Trigon Information".  Buyer agrees that, for a period of three years after the Closing Date, neither it  nor any of its Affiliates (including, after the Closing Date,

the  Company  and  its  Affiliates)  will  use  any  such  Trigon

Information  for  any  purpose not relevant to  the  transactions contemplated by this Agreement or the Related Agreements and will

not   disclose  any  such  information  to  anyone   except   its

representatives  who  need to know such  information  to  perform

their   respective  duties  and  have  been   informed   of   its

confidential nature and directed to treat it confidentially.

          (c)  Information which Trigon and its Affiliates (other

than  the  Company and its Subsidiaries) has acquired  or  is  in their possession of about the business and affairs of the Company and  its  Subsidiaries as of the Closing Date is termed  "Company

Information".  Trigon and its Affiliates agree that, for a period

of  three  years  after the Closing Date,   neither  Trigon,  its

Affiliates  nor any of their representatives will  use  any  such

Company  Information  for  any  purposes  not  related   to   the

transactions  contemplated  by  this  Agreement  or  the  Related

Agreements and will not disclose any such information  to  anyone except their representatives who need to know such information to perform  their  respective duties and have been informed  of  its confidential  nature  and  directed to treat  it  confidentially;

provided,  however, that the foregoing shall not prevent  in  any manner  Trigon's  ability  to conduct its  business,  other  than

Company-related  business, as such was  conducted  prior  to  the

Closing Date.

          (d)   The  parties  agree that monetary  damages  alone

would  not be a satisfactory remedy for a breach of this  Section

5.4  by a party hereto, and that if any provision of this Section

5.4   is  breached,  the  non-breaching  party  is  entitled   to

injunctive relief as well as monetary damages.

          (e)   Notwithstanding the foregoing provisions of  this

Section  5.4,  a  party  hereto may use and  disclose  Evaluation

Material  and information obtained from the Evaluation  Material,

Trigon Information or Company Information, as applicable, to  the

extent   that  (i)  it  acquired  such  information  on  a   non-

confidential  basis prior to receipt thereof from  another  party hereto  or a representative of another party hereto or (ii)  such information  has become generally available to the  public  other than  as a result of a breach of this Agreement.  Furthermore,  a party hereto may disclose such information to the extent that  it is  required  to do so to comply with a governmental or  judicial order or decree, but upon receiving notice that any such order or decree  has  been  issued or is being sought,  it  will  promptly notify  the other parties hereto and will, at such other  party's expense, cooperate with such other party's efforts to contest the issuance of such order or decree.

     V.5   Subsequent Events.  If any event shall occur prior  to

the Closing which, had it occurred prior to the execution of this

Agreement,  should  have  been  disclosed  by  a  party  to  this

Agreement  in  a  representation and warranty or otherwise,  then upon  the  happening  of such event, such  party  shall  promptly disclose the happening of such event to the other party hereto.

     V.6  HSR Filings.  On or before December 5, 1996, Seller and

Buyer  will  each  use its best efforts to file with  the  United

States Federal Trade Commission and the Antitrust Division of the

United  States Department of Justice, pursuant to  the  HSR  Act,

Notification  and  Report Forms with respect to the  transactions contemplated by this Agreement and each of them will  respond  as promptly as is practicable to all inquiries received from  either agency for additional information or documentation.  Buyer  shall pay all the filing fees under the HSR Act.

     V.7    Expenses.   Except  as  otherwise  provided  in  this

Agreement  and  the  Related Agreements, all costs  and  expenses incurred  in  connection  with this  Agreement  and  the  Related

Agreements  and the transactions contemplated hereby and  thereby will  be paid by the party incurring such costs and expenses,  it being  understood  that  Seller  (and  not  the  Company  or  its

Subsidiaries)  shall  be  responsible for  paying  the  fees  and expenses  of Seller's and its Affiliate's counsel and accountants in connection with such transactions and any payments required in obtaining the consents  listed on Schedule 3.7.

     V.8   Public  Announcements.  The parties will consult  with

one another before issuing any press releases or otherwise making any  public  statements with respect to this  Agreement  and  the transactions  contemplated hereby and will  not  issue  any  such press  release  or  make  any such public statement  without  the consent  of  the other unless such action is deemed necessary  or advisable  by  counsel to the issuing party in order  to  satisfy such party's disclosure obligations imposed by law, in which case the  party deeming it necessary or advisable to make such release or  statement  shall provide a copy thereof to  the  other  party before it is publicly released or made.

     V.9   Efforts to Consummate.  Each of the parties agrees  to

use its commercially reasonable best efforts to take, or cause to be  taken, all action and to do, or cause to be done, all  things

necessary,   proper  or  advisable  under  applicable   laws   to

consummate,   as   promptly  as  practicable,  the   transactions

contemplated hereby, including, but not limited to, the obtaining of  all  necessary consents, waivers, authorizations, orders  and approvals  of  third  parties, whether private  or  governmental,

required  of it.  Each party agrees to cooperate fully  with  the other party in assisting it to comply with the provisions of this

Section.   Notwithstanding the foregoing, neither party shall  be

required to initiate any litigation, make any substantial payment or  incur  any  material economic burden, except  for  a  payment otherwise  required  of it, to obtain any  consent,  approval  or waiver.

     V.10  Pre-Closing Affiliate Transactions.   (a)  Immediately

prior  to Closing, Seller and the Company will eliminate and  pay off  all  Intercompany Obligations.  In paying off  or  otherwise eliminating  such Intercompany Obligations, the Company  may  use any  and  all cash or cash equivalents in the possession  of  the

Company  and  shall set off against such Intercompany Obligations owed  by it any amounts of Intercompany Obligations owed  to  the

Company by Seller or its Affiliates.  If, after giving effect  to the  foregoing, any cash or cash equivalents are in the Company's possession,  the Company will declare a special  dividend  in  an amount  equal  to such cash or cash equivalents  to  be  paid  to

Seller immediately prior to Closing.

     (b)  If the Closing Date Balance Sheet is as of a date other than  the  Closing  Date,  the Company  may  use  cash  and  cash equivalents  to  pay  off  or  otherwise  eliminate  Intercompany

Obligations  or  declare  a  special  dividend  as  provided   in

paragraph (a) above, but only in an amount equal to cash and cash equivalents  on hand as of the date of the Closing  Date  Balance

Sheet.

     V.11 Further Assurances.  Each party shall, upon request  of

the   other,  at  any  time  and  from  time  to  time   execute,

acknowledge,  deliver and perform all such further  acts,  deeds,

assignments,  transfers,  conveyances,  powers  of  attorney  and instruments of further assurances as may reasonably be  necessary or  appropriate  to carry out the provisions and intent  of  this

Agreement.

     V.12 Preparation of Financial Statements.  Seller and Trigon

shall cooperate with Buyer in connection with the preparation  or delivery  of  any  audited financial statements relating  to  the

Company and its Subsidiaries as may be required to be included in a  current  report  on Form 8-K to be filed  by  Buyer  with  the

Securities  and  Exchange  Commission  in  connection  with   the

transactions  contemplated  by  this  Agreement,  such  financial statements  to  be  in  form and with such  consents  as  may  be necessary  under the rules and regulations applicable to  current reports on Form 8-K. Buyer shall reimburse Seller and Trigon  for all  out-of-pocket  third party expenses incurred  in  connection

with   such   cooperation  as  promptly  as   practicable   after

presentation  of  a reasonably detailed invoice  describing  such expenses.

     V.13 No Solicitation. After the execution of this Agreement and until its termination, neither Trigon nor Seller shall, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of Trigon or Seller to (i) solicit or initiate, or encourage the solicitation of, any Acquisition Proposal (other than from Buyer), (ii) participate in any discussions or negotiations regarding, or furnish to any Person (other than Buyer) any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that would constitute, or may reasonably be expected to constitute, any Acquisition Proposal or (iii) enter into any agreement or understanding with any Person (other than Buyer) with respect to an Acquisition Proposal. "Acquisition Proposal" shall mean a proposal relating to an acquisition of the Company or any of its Subsidiaries, whether structured in the form of a sale of capital stock, a sale of all or substantially all of the assets of the Company and its Subsidiaries, a merger, a consolidation or a share exchange. Trigon and its Affiliates agree to notify Buyer promptly upon the receipt of an unsolicited Acquisition Proposal.

     V.14  Veritus  Service Agreement.  Buyer will  cooperate  in good  faith  with Trigon's and Seller's efforts to make  mutually satisfactory  arrangements  to  release  Trigon,  and  substitute

Buyer,  as  guarantor  of  the Company's  obligations  under  the

Veritus Service Agreement arising after the Closing Date.

                           ARTICLE VI
                 EMPLOYEES AND EMPLOYEE MATTERS




     VI.1  Company  Employees.  Seller  has  delivered  to  Buyer

Schedule  6.1  which  is a list of all of the  employees  of  the

Company and its Subsidiaries ("Company Employees") as of November

27,  1996, whether salaried or hourly.  At and after the  Closing

Date except as expressly provided in this Article VI, the Company will  be  responsible  for  wages, salaries  and  other  employee benefits for the Company Employees.

     VI.2 Employee Incentive Plans.

          (a)   Participation in Buyer's Plans.  Effective as  of

the  Closing  Date, Buyer will make its employee  benefit  plans,

arrangements and programs available to Company Employees  on  the

same  terms  applicable to Buyer's employees.   Buyer  agrees  to

credit  Company  Employees with their terms of service  with  the

Company,  any Subsidiary of the Company or Seller or  Trigon  for

purposes  of  eligibility  to  participate  in  Buyer's  employee benefit  plans as defined in Section 3(3) of ERISA and any  other compensatory plans or programs of Buyer.

          (b)   The  Company's Pension Plans.  The Company  shall

maintain  its 401(k) Plan through the Closing Date.  The  Company shall retain all rights and obligations to maintain the Company's

Supplemental  Executive Retirement Plan (the  "SERP")  after  the

Closing  Date.   Prior to the Closing Date,  the  SERP  shall  be

amended,  with the consent of each participant, to  constitute  a defined contribution plan, rather than a defined benefit plan, so that  each participant's benefits are based solely on the  amount

credited  to  such  participant's account  under  the  SERP.   In

connection with maintaining the SERP, at the Closing, Buyer shall replace  the  trustees of the HCS Supplemental Retirement  Trust.

After the Closing Date, Buyer will ensure that all payments under the HCS 401(k) Restoration Plan (the "Restoration Plan") will  be made  to  the beneficiaries of the Restoration Plan in accordance with  its  terms,  after  which  time  Buyer  may  terminate  the

Restoration Plan in accordance with its terms.

          (c)  COBRA.  Trigon and Trigon's Welfare Plans shall be

responsible   for  obligations  under  COBRA  with   respect   to

qualifying  events  of  Company Employees  and  their  dependents through  the  Closing Date, and Buyer and Buyer's  welfare  plans shall  be responsible for such COBRA obligations effective as  of the date following the Closing Date.

     VI.3  Administration.  Trigon and Buyer shall each make  its appropriate  employees available to the other at such  reasonable times  as may be necessary for the proper administration  by  the

other of any and all matters relating to Company Employees.   If,

as  a  result of the transactions contemplated by this Agreement,

reports to any governmental agency are required to be filed  with respect  to  any  of  Trigon's Pension Plans,  Welfare  Plans  or

Incentive  Plans, Trigon will file such reports and  Buyer  shall cooperate  to  the extent necessary for the preparation  of  such filings.

     VI.4  Severance Plan.  (a) The Company shall be  responsible

for   any  severance  payments  for  Company  Employees  who  are terminated  prior  to  the  Closing Date  including  any  Company

Employees    terminated   in   connection   with   the    Chicago

Consolidation.  Trigon shall or Trigon shall cause Seller  to  be responsible for any severance payments for the individuals listed

on   attached  Schedule  6.4(a)  arising  under  the   employment

agreements  of such individuals listed on Schedule  3.17  hereto.

Trigon  shall or Trigon shall cause Seller to be responsible  for any  severance  payments  that  are  not  adequately  accrued  or reserved  on the Closing Date Balance Sheet for Company Employees

listed  on  Schedule  6.4(b) terminated in  connection  with  the

Chicago  Consolidation  after the Closing Date.  For a period  of six  months following the Closing Date, Buyer agrees to honor the severance  arrangements  contained in the  employment  agreements with Carl Bertram and Michael Holdren delivered to Buyer and,  as to  all  other  Company Employees, to provide severance  benefits which are not less favorable than the benefits provided under the

Company's Severance Plan as in existence on the Closing  Date  as set forth on Schedule 6.4(c).

          (b)  Seller and its Affiliates agree that for a  period

of one year from the Closing Date, Seller and its Affiliates will not solicit for employment or employ any employees of the Company and  its  Subsidiaries unless such employees  are  terminated  by

Buyer,  the Company or any Subsidiary.  If a Company Employee  is

terminated  by  Buyer, the Company or its Affiliates  within  six months after the Closing Date and is subsequently hired by Seller or  its Affiliates during such six-month period, Seller  or  such

Affiliate shall be responsible and hereby agrees to pay any  such severance  with  respect  to which Buyer  or  the  Company  would otherwise be responsible under Section 6.4(a) above.

                          ARTICLE VII
                          TAX MATTERS




     VII.1     Allocation of Tax Liability.

          (a)   Seller and Trigon shall indemnify and hold Buyer,

the  Company and its Subsidiaries harmless from (i) any liability of  the Company for Taxes related or allocable to a period ending on or before the Closing Date (including any Taxes related to the election  described  in Section 7.6) and (ii)  any  liability  of

Seller  or  any  member of its affiliated group  other  than  the

Company  or  the  Subsidiaries  whenever  arising.   Buyer  shall

indemnify  and hold Seller and Trigon harmless from  and  against any Liability for Taxes of the Company or any of its Subsidiaries

related to any period following the Closing Date.

          (b)  Subject to the provisions of Section 7.2(f) below,

in  the  case of Taxes that are payable with respect to a taxable period  that  begins before the Closing Date and ends  after  the

Closing  Date, the portion of any such Tax that is  allocable  to the  portion of the period ending on the Closing Date shall:  (i)

in the case of Taxes that are either (x) based upon or related to income  or  receipts or (y) imposed in connection with any  sale,

other  transfer  or  assignment or any deemed sale,  transfer  or

assignment   of   property  (real  or   personal,   tangible   or

intangible), be deemed equal to the amount that would be  payable if  the  taxable year ended on the Closing Date, and (ii) in  the case  of  Taxes imposed on a periodic basis with respect  to  the assets  of the Company or otherwise measured by the level of  any item,  be  deemed to be the amount of such Taxes for  the  entire period  (or, in the case of such Taxes determined on  an  arrears basis,  the  amount  of such Taxes for the immediately  preceding period)  multiplied by a fraction the numerator of which  is  the number  of calendar days in the portion of such period ending  on the  Closing Date and the denominator of which is the  number  of calendar  days in the entire period.  For purposes of clause  (i)

above,  any  exemption, deduction, credit or other item  that  is calculated  on a periodic basis shall be allocated to the  period beginning  before the Closing Date and, pursuant  to  clause  (i)

treated  as  ending on the Closing Date, based on  the  pro  rata portion  of such item determined by multiplying the total  amount of  such  item  times a fraction, the numerator of which  is  the number  of  calendar  days in the period up to  and  include  the

Closing Date and the denominator of which is the total number  of calendar days in the entire period.

          (c)  On or prior to the Closing Date, Trigon and Seller

shall  release the Company and its Subsidiaries from any and  all

Tax  sharing agreements and such agreements shall have no further

force   and   effect  with  respect  to  the  Company   and   its

Subsidiaries.   From and after the Closing Date, any  Tax-related

obligations between the Company and its Subsidiaries  and  Seller shall be evidenced solely by the terms of this Agreement.

     VII.2     Returns and Payments.

          (a)   With  respect to any Tax return  required  to  be

filed  with respect to the Company after the Closing Date and  as to  which  Tax  is exclusively allocable to Seller under  Section

7.1,  Seller  shall have exclusive authority to  report  for  Tax purposes the operations of the Company.  The Company will furnish

Tax   information  to  Seller  for  inclusion  in   its   federal

consolidated  income Tax Return for the period that includes  the

Closing  Date  in  accordance  with  Company's  past  custom  and practice. Buyer shall be responsible for preparing and filing all other Tax returns.

          (b)   Seller  and Buyer shall each pay or cause  to  be

paid when due and payable all Taxes that have not been paid as of the  Closing  Date  that are allocable to them  pursuant  to  the provisions of Section 7.1.

          (c)   Payment  of  any amounts due under  this  Article

shall  be made (i) with respect to agreed amounts, at least three calendar days before the payment of any such Tax is due, provided that  no  such  payment shall be due prior to  10  business  days following receipt of written notice that payment of such  Tax  is due,  or  (ii)  within  10  business  days  following  either  an agreement  between Seller and Buyer that an amount is payable  by

Seller  or Buyer to the other or a "determination" as defined  in section 1313(a) of the Code.

          (d)    All  Taxes  paid  by  Seller  pursuant  to  this

Section 7.2 shall be repaid to Seller by Buyer or the Company  to the  extent  of  amounts for Taxes accrued on  the  Closing  Date

Balance Sheet and included in the computation of Adjusted Working

Capital.  Any payment pursuant to the preceding sentence shall be reduced  by the amount of any Taxes paid by Buyer or the  Company that  were not accrued on the Closing Date Balance Sheet and that were allocated to Seller pursuant to this Section 7.1.

          (e)   Seller shall have the authority to amend any  Tax

returns relating to Taxes of the Company or its Subsidiaries  for any  period  before the Closing Date and Buyer waives  any  right that  it  may have to amend any such returns and shall cause  the

Company  to refrain from amending such Tax returns.  Buyer  shall promptly  pay  to  Seller any refunds of Taxes  received  by  the

Company,  the  Subsidiaries  or  Buyer  with  respect  to   Taxes

allocable to Seller, and Seller shall be entitled to all benefits with  respect  to  such  refunds or any  right  to  receive  such refunds,  including without limitation any refunds  arising  from amended  returns  filed for any period before the  Closing  Date.

Any  amendment by Seller may only be made in a manner that causes any  Tax  return  so  amended to continue to be  correct  in  all material respects.

          (f)   If any audit, amended Tax return, or other action

results  in  a reduction of Taxes, such reduction (including  any interest paid thereon) when realized shall be paid promptly:  (i)

to Seller if the deduction, loss or other item giving rise to the refund  is attributable to operations occurring on or before  the

Closing  Date and (ii) to the Company or Buyer if such deduction,

loss  or other item is attributable to operations occurring after the  Closing  Date.  The parties shall lend mutual assistance  to each other in taking such action as may be necessary to obtain  a refund  including the preparation, filing and processing  of  any requisite amended Tax return or other documents.

          (g)   Seller  and  Buyer agree to the "closing  of  the

books"  election  under Treasury Regulation  Section  1.382-6(b).

Seller   shall  use  the  Closing  Date  Balance  Sheet  in   the

preparation of Tax returns of the Company for periods before  the

Closing  Date and Buyer shall use the Closing Date Balance  Sheet in  the  preparation  of Tax returns of the Company  for  periods after the Closing Date.

     VII.3      Cooperation and Exchange of Information.   Seller

and  Trigon, on the one hand, and Buyer, on the other hand,  will provide  each  other  with such cooperation  and  information  as either of them reasonably may request of the other in filing  any

Tax  return,  amended return or claim for refund,  determining  a liability for Taxes or a right to a refund of Taxes or a right to a  refund of Taxes or participating in or conducting any audit or

other  proceeding  in  respect of Taxes.   Such  cooperation  and

information  shall  include  providing  copies  of  relevant  Tax returns or portions thereof, together with accompanying schedules and  related  work papers and documents relating  to  rulings  or other determinations by taxing authorities, but in no event shall

Seller  or  Buyer  be  required to  disclose  to  the  other  any information  relating to the operations  of either, as  the  case may  be, other than information relating to a liability for Taxes

of  the  Company.   Trigon, Seller and  Buyer  shall  make  their

respective employees available on a mutually convenient basis  to provide  explanations  of any documents or  information  provided hereunder.  Trigon, Seller and Buyer will retain all Tax returns,

schedules  and  work  papers and all material  records  or  other documents relating to Tax matters of the Company for its  taxable period  first  ending after the Closing Date and  for  all  prior

taxable   periods  until  the  expiration  of  the   statute   of

limitations  of  the taxable periods to which  such  returns  and other  documents relate, without regard to extensions (but taking into account any extended statute of limitations applicable to  a year  in  which a net operating loss is reported) except  to  the extent  notified by the other party in writing of such extensions for  the  respective Tax periods.  After such time, before  Buyer shall  dispose  of  any of such books and records,  at  least  90 calendar days prior written notice to such effect shall be  given by  Buyer to Seller, and Seller shall be given an opportunity, at its  cost  and expense, to remove and retain all or any  part  of such  books  and  records as Seller may select.  Any  information obtained  under  this  Section 7.3 shall  be  kept  confidential,

except  as  may  be  otherwise necessary in connection  with  the filing of returns or claims for refund or in conducting an  audit or other proceeding.

     VII.4      Tax  Sharing Indemnification.  Trigon and  Seller

agree  to  indemnify Buyer from and against any  loss  Buyer  may suffer resulting from, arising out of, relating to, in the nature of,  or  caused by any liability of the Company for Taxes of  any person  other  than  the Company or any of its  Subsidiaries  (i)

under  Reg. Sec. 1.1502-6 (or any similar provision of state,  local or  foreign  law),  (ii) as a transferee or successor,  (iii)  by contract, or (iv) otherwise.

     VII.5     Method of Asserting Tax Claims.

          (a)   After  the closing, Buyer and Seller  each  shall

promptly notify the other party in writing of the commencement of any  Tax audit or administrative or judicial proceeding affecting the  Taxes of the Company, which, if determined adversely to  the taxpayer  or  after  the  lapse of  time  would  be  grounds  for indemnification  of either Seller or Buyer ("Tax Indemnitee")  by the  other  party ("Tax Indemnitor").  Such notice shall  contain factual  information  describing the asserted  Tax  liability  in reasonable detail and shall include copies of any notice or other document  received from any taxing authority in  respect  of  any such asserted Tax liability.  If either Buyer or Seller fails  to give  the  other party prompt notice of an asserted Tax liability as  required  by this Section, then (a) if the Tax Indemnitor  is precluded  by  the failure to give prompt notice from  contesting the  asserted Tax liability in the appropriate administrative  or judicial forums, then such party shall not have any obligation to indemnify the other party for any loss or damage arising  out  of such asserted Tax liability, or  (b) if the Tax Indemnitor is not so  precluded from contesting the asserted Tax liability but such failure  to give prompt notice results in a detriment to the  Tax

Indemnitor, then any amount which the Tax Indemnitor is otherwise required  to pay with respect to such liability shall be  reduced by the amount of such detriment.

          (b)  With respect to any Tax return for which Seller is

responsible,  Seller shall have exclusive authority to  supervise any  Tax audit and have final decision authority with respect  to settlement  of  any  audit adjustments of  the  Company  and  its

Subsidiaries. Seller will allow the Company to participate at its own  expense in any audits of any Tax returns to the extent  that such  returns relate to the Company.  Seller will not settle  any such  audit in a manner that would have a Material Adverse Effect on  the  Company  after the Closing Date unless  such  settlement would  be  reasonable  in the case of a  person  that  owned  the

Company both before and after the Closing Date.

          (c)  With respect to any Tax return for which Buyer  is

responsible,  Buyer shall have exclusive authority  to  supervise any  Tax audit and have final decision authority with respect  to settlement  of  any  audit adjustments of  the  Company  and  its

Subsidiaries.  Buyer will not settle any such audit in  a  manner that  would have a Material Adverse Effect on the Company's Taxes for the period prior to the Closing, unless such settlement would be  reasonable  in the case of a person that owned  the  Company,

both before and after the Closing Date.

     VII.6       Section   338(h)(10)  Election;  Allocation   of

Purchase  Price.  Seller and Buyer hereby acknowledge and  agree,

at  Buyer's  election, to make an election  pursuant  to  Section

338(h)(10)  of  the  Code  and any corresponding  election  under applicable  state  law  (collectively,  the  "Section  338(h)(10)

Election") in connection with the purchase of the Company  Shares and  to take any and all actions required to properly effect  the

Section  338(h)(10)  Election, including  filing  any  applicable forms  and/or  statements with the Internal Revenue Service,  and

Seller  agrees not to take any action before or after the Closing inconsistent with the Section 338(h)(10) Election.  In  addition,

Seller and Buyer agree to make, at the option of Buyer, a Section

338(h)(10) Election, and to take any and all actions required  to properly effect the Section 338(h)(10) Election, with respect  to all  Subsidiaries of the Company other than Computerized  Medical

Communications,  Inc.   Trigon  shall  acknowledge,  agree,   and

consent to the making of the Section 338(h)(10) Election, and  to take  any and all actions required to properly effect the Section

338(h)(10) Election, including filing any applicable forms and/or statements with the Internal Revenue Service.  Seller agrees that pursuant  to  Section 338(h)(10) of the Code,  Seller  shall  not recognize  gain  or  loss for federal income Tax  purposes  (and,

where applicable, for state income Tax purposes) with respect  to the  sale  of the Company Shares contemplated by this  Agreement.

Instead,  the Company shall recognize gain or loss as if  it  had sold all of its assets to Buyer in a single transaction as of the

Closing Date.  Such gain or loss shall be reported by the Company on  its federal income Tax return for the year which ends  as  of the  Closing  Date  and  which is included  in  the  consolidated federal  and, if applicable, state income Tax return  of  Trigon.

Seller  shall be liable for and shall pay all Taxes in connection with  the  Section  338(h)(10) Election and as  provided  in  the

consolidated  return regulations then in effect.   In  connection

with  the Section 338(h)(10) Election, Buyer shall provide Seller with a proposed allocation of the Purchase Price among the assets of the Company which shall reflect an agreed fair market value of at  least  $6  million  for  the stock  of  Computerized  Medical

Communications,  Inc.   Seller,  Buyer  and  the  Company   shall

cooperate  in  agreeing to the Purchase Price  allocation  within ninety (90) days following the Closing.

                          ARTICLE VIII
               CONDITIONS TO OBLIGATIONS OF BUYER




     The  obligations  of  Buyer to consummate  the  transactions

contemplated  by  this  Agreement  shall  be  subject,   to   the

satisfaction of each of the following conditions all  or  any  of which  may  be  waived, in whole or in part,  by  Buyer  for  the purpose  of consummating such transactions, but without prejudice to any other right or remedy which Buyer may have hereunder as  a result  of  any misrepresentation by, or breach of any agreement,

covenant or warranty of Seller contained in this Agreement:

     VIII.1      Representations  and  Warranties.   Except   for

changes  expressly contemplated by this Agreement,  each  of  the representations  and  warranties  of  Seller  contained  in  this

Agreement  (which  representations  and  warranties  include  the information in the Schedules corresponding thereto) shall be true and  correct  in  all material respects as of the  date  of  this

Agreement  and as of the Closing, except to the extent  that  any representation  or  warranty is made as of a  specific  date,  in which  case such representation or warranty shall be true in  all material  respects  as  of  such  date,  and  Seller  shall  have delivered to Buyer a certificate to that effect signed by a  duly authorized officer.

     VIII.2    Performance of this Agreement.  Seller shall have,

and shall have caused the Company to have, performed and complied in  all  material respects with all of the agreements, covenants,

stipulations,  terms and conditions applicable to it  under  this

Agreement required to be performed or complied with by Seller  on or  prior  to  Closing  and  shall  have  delivered  to  Buyer  a certificate to that effect signed by a duly authorized officer.

     VIII.3     Corporate  Authorization.  All  corporate  action

required   to  be  taken  by  Seller  in  connection   with   the

transactions  contemplated  hereby shall  have  been  taken,  all documents  incident thereto shall be reasonably  satisfactory  in substance  and  form to Buyer and Buyer shall have received  such originals  or  copies  of such documents  as  it  may  reasonably request.

     VIII.4      Consents  and  Approvals.   The   consents   and

approvals listed on Schedule 3.7 shall have been obtained and all waiting periods specified by law with respect thereto shall  have passed.

     VIII.5     Injunction, Litigation, etc.   No  order  of  any

court  or  governmental agency shall be in effect which restrains or prohibits the consummation of the transactions contemplated by this  Agreement  or which would limit or affect  the  ability  of

Buyer  to  own  and control the Company, and there shall  not  be pending  nor shall there have been threatened, any investigation,

action  or proceeding by or before any such court or governmental

agency   seeking to prohibit or delay or challenging the validity

of the transactions contemplated by this Agreement.

     VIII.6    Legislation.  No statute, rule or regulation shall

have  been proposed or enacted which prohibits or might prohibit,

restrict   or   delay  the  consummation  of   the   transactions

contemplated by this Agreement.

     VIII.7     Resignations.  Such directors of the  Company  as

Buyer shall request shall have resigned as of the Closing.

     VIII.8     Opinion of Counsel of Seller.  Buyer  shall  have

received an opinion from McGuire, Woods, Battle & Boothe, L.L.P.,

Richmond, Virginia, counsel for Seller, in substantially the form attached hereto as Exhibit F.

     VIII.9     Expiration  of HSR Waiting Period.   Any  waiting

period (and any extension thereof) applicable to the consummation of  the transactions contemplated by this Agreement under the HSR

Act shall have expired or been terminated.

     VIII.10   Related Agreements. To the extent that Seller,  or

Trigon is a party thereto, all Related Agreements shall have been executed and delivered by Seller or Trigon and the other  parties thereto.

     VIII.11    Release of Intercompany Obligations. Buyer  shall

have  received a complete release from Seller and the Company  of all Intercompany Obligations dated as of the Closing Date in form and substance reasonably satisfactory to Buyer.

     VIII.12   Veritus Waiver.  The Waiver shall be in full force

and effect.

                           ARTICLE IX
              CONDITIONS TO OBLIGATIONS OF SELLER




     The  obligations  of  Seller and Trigon  to  consummate  the transactions contemplated by this Agreement shall be  subject  to the  satisfaction of each of the following conditions all or  any of which may be waived, in whole or in part, by Seller and Trigon for  the  purpose of consummating such transactions, but  without prejudice  to any other right or remedy which Seller  and  Trigon may  have hereunder as a result of any misrepresentation  by,  or breach  of any agreement, covenant or warranty of Buyer contained in this Agreement.

     IX.1  Representations and Warranties.   Except  for  changes

expressly   contemplated   by  this  Agreement,   each   of   the

representations  and  warranties  of  Buyer  contained  in   this

Agreement  (which  representations  and  warranties  include  the information in the schedules corresponding thereto) shall be true and  correct  in  all material respects as of the  date  of  this

Agreement and as of the Closing and Buyer shall have delivered to

Seller  a  certificate to that effect signed by a duly authorized officer.

     IX.2  Performance  of  this  Agreement.   Buyer  shall  have

performed and complied with in all material respects all  of  the

agreements,   covenants,  stipulations,  terms   and   conditions

applicable to it under this Agreement required to be performed or complied  with  by Buyer on or prior to Closing  and  shall  have delivered to Seller a certificate to that effect signed by a duly authorized officer.

     IX.3 Corporate Authorization.  All corporate action required to  be  taken  by  Buyer  in  connection  with  the  transactions contemplated  in  this  Agreement  shall  have  been  taken,  all documents  incident thereto shall be reasonably  satisfactory  in substance and form to Seller, and Seller shall have received  all such  originals or copies of such documents as it may  reasonably request.

     IX.4 Injunction, Litigation, etc.   No order of any court or

governmental  agency  shall  be  in  effect  which  restrains  or prohibits  the  consummation of the transactions contemplated  by this  Agreement  and there shall not be pending nor  shall  there have  been threatened any investigation, action or proceeding  by or  before  any  such  court or governmental  agency  seeking  to prohibit  or  delay or challenging the validity  of  any  of  the transactions contemplated by this Agreement.

     IX.5 Legislation.  No statute, rule or regulation shall have been  proposed  or  enacted which prohibits  or  might  prohibit,

restrict   or   delay  the  consummation  of   the   transactions

contemplated hereby.

     IX.6  Opinion  of  Counsel  for Buyer.   Seller  shall  have

received  an opinion from E. Michael Ingram, general counsel  for

Buyer, in substantially the form attached hereto as Exhibit G.

     IX.7  Expiration of HSR Waiting Period.  Any waiting  period
(and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

     IX.8  Related Agreements.  To the extent that Buyer  or  the

Company  is  a party thereto, all Related Agreements  shall  have been  executed and delivered by Buyer or the Company, as the case may be.



                           ARTICLE X
                            CLOSING




     X.1  Time and Place of Closing.  The closing (the "Closing")

shall  take  place  at the offices of McGuire,  Woods,  Battle  &

Boothe,  L.L.P. in Richmond, Virginia, beginning  at  10:00  a.m.

local  time  on  (i)  December 31, 1996 if  all  of  the  closing conditions  have  been  fulfilled or  waived,  (ii)  as  soon  as reasonably  possible after the last of the closing conditions  is fulfilled  or  waived  if  the Closing does  not  take  place  on

December 31, 1996, or (iii) such other date as may be agreed upon by the Parties (any of which dates is referred to as the "Closing

Date").  The  Closing  shall be effective  as  of  the  close  of business on the Closing Date.

     X.2   Deliveries  by Seller.  At the Closing,  Seller  shall

deliver to Buyer the following:

            (i)     the certificates representing the Shares

     duly  endorsed  or  with  blank stock  powers  attached

     thereto duly signed by Seller;

            (ii)      the certificates required by  Sections

     8.1  and 8.2;

          (iii)       evidence  that  the  corporate  action

     described in Section 8.3 has been taken;

            (iv)      copies  of  the consents  required  by

     Section 8.4;

             (v)      the  resignations required by  Section

     8.7;

           (vi)     a certificate from the State Corporation

     Commission  of Virginia of the Company's good  standing

     in Virginia as of the most recent date obtainable;

          (vii)      the  Opinion  of  Counsel  required  by

     Section 8.8;

          (viii)     executed  originals  of  each  of   the

     Related   Agreements  to which Seller,  Trigon  or  the

     Company is a party; and

            (ix)     such additional documents as Buyer  may

     reasonably request.

     X.3   Deliveries  by  Buyer.  At  the  Closing  Buyer  shall

deliver to Seller the following:

             (i)     the Purchase Price by wire transfer  of

     immediately available funds;

            (ii)      the certificates required by  Sections

     9.1 and 9.2;

          (iii)       evidence  that  the  corporate  action

     described in Section 9.3 has been taken;

            (iv)      the  Opinion  of Counsel  required  by

     Section 9.6;

             (v)      executed  originals  of  each  of  the

     Related Agreements to which Buyer or the Company  is  a

     party; and

            (vi)     such additional documents as Seller may

     reasonable request.

                           ARTICLE XI
                        INDEMNIFICATION




      XI.1  Indemnification  by Seller and  Trigon.   Subject  to

Article VII and the limitations contained in this Article, Seller and  Trigon will, jointly and severally, indemnify and hold Buyer harmless  from  any  claim, damage, loss, liability,  penalty  or expense  (including, without limitation, reasonable  expenses  of

investigation   and  reasonable  attorneys  fees)  (collectively,

"Losses") arising out of:

             (i)      any  breach  of  a  representation  or

     warranty made by Seller or Trigon in this Agreement;

           (ii)     the breach of any agreement of Seller or

     Trigon contained in this Agreement;

          (iii)     the CMC Dispute;

             (iv)      (a)  employment-related  liabilities,

     whether  contingent or otherwise, arising  out  of  any

     individual's  employment or working  relationship  with

     the   Seller  or  its ERISA Affiliates other  than  the

     Company  or any of the Company's Subsidiaries  and  (b)

     any   benefit  plan,  program  arrangement  or   policy

     maintained or contributed to by the Seller or any ERISA

     Affiliate of the Seller other than the Company  or  any

     of its Subsidiaries; or

            (v)     any liabilities, obligations or debts of

     the  Company or any of its Subsidiaries of  any  nature

     incurred or arising from the operations of the  Company

     or  its Subsidiaries prior to the Closing Date, whether

     accrued, absolute or contingent, or whether due  or  to

     become  due,  except  as shown or  adequately  reserved

     against  in the Closing Date Balance Sheet or disclosed

     as  a  liability,  obligation or  debt  in  a  Schedule

     hereto.

     XI.2  Indemnification by Buyer.  Subject to the  limitations contained  in this Article, Buyer will indemnify and hold  Seller and Trigon harmless from any Losses arising out of:

             (i)      any  breach  of  a  representation  or

     warranty made by Buyer in this Agreement;

            (ii)      the breach of any agreement  of  Buyer

     contained in this Agreement; or

          (iii)      the  performance  by  the  Company,  or

     failure  by  the Company to perform, after the  Closing

     Date  of  its  obligations under  the  Veritus  Service

     Agreement.

     XI.3 Third Party Claims.  Except as provided in Article VII,

if  any  party  is obligated to indemnify another under  Sections

11.1  or  11.2  of  this Agreement with respect  to  claims  with respect  to  Losses resulting from the assertion of liability  by

Persons  not  parties  to this Agreement (including  governmental claims  for  penalties, fines and assessments),  such  obligation shall be subject to the following terms and conditions:

             (i)     The indemnified party shall give prompt

     written  notice  to  the  indemnifying  party  of   any

     assertion  of  liability by a third party  which  might

     give  rise to a claim for indemnification based on  the

     foregoing  provisions  of this  Article,  which  notice

     shall  state the nature and basis of the assertion  and

     the  amount  thereof,  to the extent  known,  provided,

     however,  that no delay on the part of the  indemnified

     party  in  giving notice shall relieve the indemnifying

     party of any obligation to indemnify unless and only to

     the  extent  that the indemnifying party is  materially

     prejudiced by such delay.

            (ii)      If  any action, suit or proceeding  (a

     "Legal  Action")  is  brought against  any  party  with

     respect to which the other may have liability under the

     foregoing provisions of this Article, the Legal  Action

     shall  be  defended by the indemnifying party and  such

     defense  shall  include all proceedings for  appeal  or

     review which counsel shall  deem appropriate.

          (iii)      Notwithstanding the provisions  of  the

     previous  subsection  of  this  Agreement,  until   the

     indemnifying  party shall have assumed the  defense  of

     any such Legal Action, the defense shall be handled  by

     the  indemnified  party.   Furthermore,  if  the  Legal

     Action primarily involves other than money damages  and

     seeks   injunctive  or  other  equitable  relief,   the

     indemnifying party shall not be entitled to assume  the

     defense  of the Legal Action and the defense  shall  be

     handled  by  the indemnified party.  If the defense  of

     the  Legal  Action is handled by the indemnified  party

     under   the   provisions   of  this   subsection,   the

     indemnifying  party  shall  pay  all  legal  and  other

     expenses  reasonably incurred by the indemnified  party

     in conducting such defense.

           (iv)     In any Legal Action initiated by a third

     party  and defended by the indemnifying party  (A)  the

     indemnified   party  shall  have  the   right   to   be

     represented by advisory counsel and accountants, but at

     its  own expense, unless (1) the indemnifying party has

     failed or refused to perform its obligations under this

     Section  11.3,  (2)  the indemnifying  party's  defense

     would  result in a conflict of interest under which  it

     would  not be appropriate under legal ethics rules  for

     counsel  for  the indemnifying party to  represent  the

     indemnified party or (3) the employment of such counsel

     and  the  payment  of  such fees and  expenses  by  the

     indemnifying   party  shall  have   been   specifically

     authorized by the indemnifying party in connection with the defense of such action, suit or proceeding, (B) the indemnifying  party  shall keep the  indemnified  party

     fully informed as to the status of such Legal Action at

     all  stages  thereof,  whether or not  the  indemnified

     party  is  represented  by its  own  counsel,  (C)  the

     indemnifying  party shall make reasonably available  to

     the  indemnified party, and its attorneys,  accountants

     and other representatives, all books and records of the

     indemnifying  party relating to such Legal  Action  and

     (D)  the  parties  shall  render  to  each  other  such

     assistance  as may be reasonably required in  order  to

     ensure  the  proper and adequate defense of such  Legal

     Action.

            (v)     Subject to the provisions of Section 5.1

     with  respect  to the CMC Dispute, in any Legal  Action

     initiated  by  a  third  party  and  defended  by   the

     indemnifying  party, the indemnifying party  shall  not

     make  any  settlement of any claim without the  written

     consent  of the indemnified party, which consent  shall

     not  be  unreasonably  withheld. Without  limiting  the

     generality  of  the foregoing, it shall not  be  deemed

     unreasonable  to  withhold  consent  to  a   settlement

     involving injunctive or other equitable relief  against

     the  indemnified  party  or its  assets,  employees  or

     business,   or  relief  which  the  indemnified   party

     reasonably  believes  could  establish  a   custom   or

     precedent which will be materially adverse to the  best

     interests of its continuing business.

     XI.4 Limitations on Indemnification.

          (a)   Notwithstanding the foregoing provisions of  this

Article,  neither  Trigon  nor  Seller  shall  be  liable   under

Section 11.1(i) and 11.1(v)unless and until the aggregate  amount

of   Losses   thereunder  exceeds  the  Deductible  Amount,   and

thereafter  Buyer shall be entitled to indemnification thereunder only for the aggregate amount of such liability in excess of  the

Deductible Amount; provided, however, that each individual  claim of  $5,000 or less shall not be indemnifiable, and shall  not  be included  in determining whether the Deductible Amount  has  been reached,  and  provided  further that  the  limitations  in  this paragraph  (a)  shall not apply to a breach of the representation and warranty contained in Section 3.4(a)

          (b)   Notwithstanding the foregoing provisions of  this

Article,  Buyer shall not be liable under Section 11.2(i)  unless and  until the aggregate amount of Losses thereunder exceeds  the

Deductible  Amount  and thereafter Seller shall  be  entitled  to indemnification thereunder only for the aggregate amount of  such liability in excess of the Deductible Amount.

          (c)   Seller's indemnification obligations for breaches

of  representations and warranties contained in  this  Agreement,

excluding   a  breach  of  the  representations  and   warranties

contained in Section 3.4(a), and for the matters referred  to  in

Section  11.1(v),  shall  be  limited  to  $25,667,000   in   the

aggregate,   and   Seller's  obligation   for   breach   of   the

representations and warranties contained in Section 3.4(a)  shall be limited to the Purchase Price.

          (d)   All damages to which an indemnified party may  be

entitled pursuant to the provisions of this Article shall be  net of any insurance coverage with respect thereto in accordance with

Section  11.6.   No director or officer of an indemnifying  party

shall have any liability to an indemnified party as a result of a

breach  of  a  representation  or  warranty  contained  in   this

Agreement.

     XI.5  Survival;  Investigation.   The  representations   and

warranties  of  a  party  contained in  this  Agreement  and  the obligation  of Seller set forth in Section 11.1(v) shall  survive any  investigation  by the other party and  shall  not  terminate until the date that is  twenty (20) months after the Closing Date

(the  "Survival Date") at which time they shall lapse;  provided,

however,  that the representations and warranties  set  forth  in

Sections  3.4(a)  and   3.12 shall survive the  Closing  for  the

applicable  statute of limitations. The indemnification  provided by  Sections  11.1(ii), 11.2(ii) and 11.2(iii) shall survive  the

Closing  for  the  applicable statute  of  limitations  and  that provided  by  Sections  11.1(iii) and (iv) herein  shall  survive indefinitely.  Notwithstanding the provisions  of  the  preceding sentence,  any  representation or warranty in  respect  of  which indemnification  may be sought under Section 11.1(i)  or  Section

11.2(i) or any obligation under Section 11.1(v) shall survive the

Survival  Date  if written notice, given in good  faith,  of  the specific  breach  thereof or claim thereunder  is  given  to  the indemnifying  party prior to the Survival Date,  whether  or  not liability has actually been incurred.

     XI.6  Tax Benefits; Insurance Proceeds.  In determining  the amount  of  any  Losses  for  which  any  party  is  entitled  to indemnification  under this Agreement, the gross  amount  thereof will  be  adjusted for any correlative Tax benefit  or  insurance benefit  or  proceeds realized or to be realized  by  such  party

(such   correlative  insurance  benefit  shall  be  net  of   any

retroactive  insurance premium which becomes due as a  result  of such claim).

     XI.7  Tax  Characterization.   The  payment  of  indemnified

liabilities  pursuant  to  this  Agreement  shall  be  considered adjustments to the Purchase Price for Tax purposes.


                          ARTICLE XII
               TERMINATION, AMENDMENT AND WAIVER




      XII.1     Termination.  This Agreement may be terminated at

any time prior to the Closing:

            (i)     by mutual consent of Seller and Buyer;

            (ii)      by  either party if there has  been  a

     material breach by the other party of a representation,

     warranty  or  agreement  contained  herein  or  if  any

     condition which must be met by the other party  becomes

     impossible to fulfill;

          (iii)      by  Seller or Buyer if the Closing  has

     not  occurred by February 11, 1997; provided,  however,

     that  in the event that approval under the HSR  Act  is

     not  obtained by such date, then if the Closing has not

     occurred by March 15, 1997.

     XII.2      Effect  of  Termination.  If  this  Agreement  is

terminated  as  provided in Section 12.1, it shall become  wholly void  and  of no further force and effect and there shall  be  no further  liability  or  obligation on the part  of  either  party except  to pay such expenses as are required of it hereunder  and to comply with the confidentiality provisions of Section 5.4, but such termination shall not constitute a waiver by either party of any claims it may have for damages caused by reason of a material breach  of a representation,  warranty or agreement made  by  the other party.

     XII.3     Amendment.  This Agreement and the Exhibits hereto

may be amended at any time prior to the Closing provided that any such  amendment  is approved in writing by each of  the  parties.

All  representations and warranties of Seller and Buyer which are true  and  correct as modified pursuant to the preceding sentence shall be deemed true and correct for the purposes of Sections 8.1 and 9.1.

     XII.4      Extension;  Waiver.  At any  time  prior  to  the

Closing  either party to this Agreement may (i) extend  the  time for the performance of any of the obligations of the other party,

(ii)  waive a breach of a representation or warranty of the other party,  or (iii) waive compliance by the other party with any  of

the   agreements  or  conditions  contained  herein.   Any   such

extension  or  waiver shall be valid if set forth  in  a  written instrument signed by the party giving the extension or waiver.


                          ARTICLE XIII
                       GENERAL PROVISIONS




      XIII.1     Notices.   All notices and other  communications

given  hereunder shall be in writing.  Notices shall be effective when  delivered, if delivered personally.  Otherwise, they  shall be effective when sent to the parties at the addresses or numbers listed below, as follows:  (i) on the business day delivered  (or the  next business day following delivery if not delivered  on  a business  day)  if  sent  by a local or  long  distance  courier,

prepaid telegram, telefax or other facsimile means, or (ii) three days  after  mailing if mailed by registered  or  certified  U.S.

mail, postage prepaid and return receipt requested.

          If to Seller to:

               Trigon Blue Cross Blue Shield
               2221 Edward Holland Drive
               Richmond, Virginia 23230
               Attention: Mr. Thomas G. Snead,
                          Chief Financial Officer
               Telefax No.: 804-354-2470

          with a copy to:

               McGuire, Woods, Battle & Boothe, L.L.P.
               1 James Center, 901 East Cary Street
               Richmond, Virginia 23219
               Attention: R. Gordon Smith, Esq.
               Telefax No.: 804-775-1061

          If to Buyer to:

               National Data Corporation
               One National Data Plaza
               Atlanta, Georgia 30329
               Attention: Robert A. Yellowlees
               with a copy to:

               National Data Corporation
               One National Data Plaza
               Atlanta, Georgia 30329
               Attention: E. Michael Ingram

               Alston & Bird
               1201 W. Peachtree Street, N.W.
               Atlanta, Georgia 30309-3424
               Attention: Joel J. Hughey

Any  Person may change the address or number to which notices are to  be  delivered to him, her or it by giving the  other  Persons named above notice of the change in the manner set forth above.

     XIII.2     Governing Law.  This Agreement shall be  governed

in  all  respects  by  the laws of the Commonwealth  of  Virginia without regard to its choice of law rules.

     XIII.3      Headings.   The  headings  contained   in   this

Agreement  are for reference purposes only and shall  not  affect the meaning or interpretation of the Agreement.

     XIII.4     Counterparts.  This Agreement may be executed  in

two  or  more  counterparts, each of which  shall  be  deemed  an original, but all of which together shall constitute one and  the same instrument.

     XIII.5    Miscellaneous.  This Agreement (i) constitutes the

entire  agreement and supersedes all other prior  agreements  and understandings,  both written and oral, among  the  parties  with respect to the subject matter hereof; (ii) is not intended to and shall  not confer upon any Person, other than the parties hereto,

any rights or remedies with respect to the subject matter hereof;

and (iii) shall not be assigned by operation of law or otherwise.

     XIII.6     Severability.   Any term  or  provision  of  this

Agreement  which is invalid or unenforceable in any  jurisdiction shall,  as to that jurisdiction, be ineffective to the extent  of such invalidity or unenforceability without rendering invalid  or

unenforceable  the  remaining  terms  and  provisions   of   this

Agreement or affecting the validity or enforceability of  any  of

the   terms  or  provisions  of  this  Agreement  in  any   other

jurisdiction.  If any provision of this Agreement is so broad  as to  be  unenforceable, the provision shall be interpreted  to  be only so broad as is enforceable.

     IN  WITNESS  WHEREOF, the parties hereto  have  caused  this

Agreement to be executed as of the date first above written.


                         BLUE CROSS AND BLUE SHIELD OF VIRGINIA



                         By:  /s/ Thomas G. Snead

                         Title:  Senior Vice President & Chief Financial Officer


                         CONSOLIDATED HEALTHCARE, INC.



                         By:  /s/ Thomas G. Snead

                         Title:  Treasurer


                         NATIONAL DATA CORPORATION



                         By:  /s/ E. Michael Ingram

                         Title:  Secretary